UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GEORGIA-PACIFIC CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Georgia-Pacific Corporation

Notice of 2005 Annual Meeting of Shareholders and Proxy Statement

GP
DENSGLASS GOLD

Georgia-Pacific

March 21, 2005

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Georgia-Pacific Corporation at 11:00 a.m., Eastern Time, on Tuesday, May 3, 2005. The Annual Meeting will be held in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., in Atlanta, Georgia. We hope you can attend.

We look forward to reporting to you on recent events at Georgia-Pacific as well as on other important matters. In addition, we will vote on the proposals set forth in the attached Notice of Annual Meeting and Proxy Statement. We have again provided to you the option of voting by mail, telephone or the Internet. Your vote is important. Even if you plan to attend the meeting, please vote as soon as possible.

On behalf of management and the directors of Georgia-Pacific, I want to thank you for your continued support and confidence. We look forward to seeing you at the Annual Meeting.

Sincerely,

A. D. Correll

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS—MAY 3, 2005

  TIME

11:00 a.m., Eastern Time, on Tuesday, May 3, 2005

  PURPOSE

To vote on four proposals:

■	To elect five members of our Board of Directors;
■	To approve the Georgia-Pacific Corporation 2005 Long-Term Incentive Plan;
■	To ratify the appointment of our independent auditors, Ernst & Young LLP;
■	To amend our Bylaws to eliminate our classified board structure; and
■	To take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

  DOCUMENTS

The Proxy Statement, proxy card and our 2004 Annual Report, which includes our Form 10-K for fiscal year 2004, are included in this mailing. These documents are first being mailed to shareholders on or about March 21, 2005. Our 2004 Annual Report, including our Form 10-K for fiscal year 2004, do not form any part of the material for the solicitation of proxies.

  PLACE

The Auditorium at Georgia-Pacific Center

133 Peachtree Street, N.E.

Atlanta, Georgia

  RECORD DATE

Owners of shares of common stock of Georgia-Pacific at the close of business on March 1, 2005 may attend and vote at the meeting.

  EXECUTIVE OFFICES

Georgia-Pacific Corporation

133 Peachtree Street, N.E.

Atlanta, Georgia 30303-1847

  VOTING

Even if you plan to attend the meeting, please provide us with your voting instructions in one of the following ways as soon as possible:

■	Internet — use the Internet address on the proxy card;
■	Telephone — use the toll-free number on the proxy card; or
■	Mail — mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope.

By order of the Board of Directors,

Douglas P. Roberto

Secretary

PROXY STATEMENT–TABLE OF CONTENTS

QUESTIONS AND ANSWERS

Q:	Who is entitled to vote?
A:	Georgia-Pacific shareholders of record as of the close of business on March 1, 2005 are entitled to vote at the Annual Meeting.

Q:	What will I likely be voting on?
A:	There are four proposals that are expected to be voted on at the Annual Meeting:
■	To elect five members of our Board of Directors;
■	To approve the Georgia-Pacific Corporation 2005 Long-Term Incentive Plan (the “2005 LTIP”);
■	To ratify the appointment of our independent auditors, Ernst & Young LLP; and
■	To amend our Bylaws to eliminate our classified board structure.

Q:	When and where is the Annual Meeting?
A:	The Annual Meeting is scheduled to begin at 11:00 a.m., Eastern Time, on Tuesday, May 3, 2005, in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., in Atlanta, Georgia.

Q:	What are the Board’s recommendations?
A:	In summary, the Board of Directors recommends a vote:
■	FOR the election of the nominated directors (see pages 5-10);
■	FOR the approval of the 2005 LTIP (see pages 35-40);
■	FOR the ratification of the appointment of our auditors (see page 41); and
■	AGAINST the amendment of our Bylaws (see pages 42-44).

Q:	How many votes are needed to approve each item?
A:	Election of Directors. The affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting is required to elect each director.

Approval of the 2005 LTIP.    The votes cast in favor of this proposal must exceed the votes cast in opposition for the proposal to be adopted, provided that the total number of votes cast on this matter represents greater than 50% of our outstanding shares. For further information regarding how we will determine the number of votes cast for this proposal, see the question below regarding the treatment of abstentions and broker non-votes.

Ratification of Auditor Appointment.    The votes cast in favor of this proposal must exceed the votes cast in opposition for this proposal to be approved.

Amendment of our Bylaws.    The affirmative vote of holders of at least 75% of our outstanding shares is required for this proposal to be approved. For further information regarding how we will determine the number of votes cast for this proposal, see the question below regarding the treatment of abstentions and broker non-votes.

Q:	How will abstentions and broker non-votes be treated?
A:

Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under New York Stock Exchange rules, brokers have discretionary voting power on routine matters, but not on non-routine matters. Routine matters include, among other things, the election of directors, and the ratification of auditors. Therefore, brokers or other nominees who are New York Stock Exchange members are expected to have discretionary voting power for the election of

QUESTIONS AND ANSWERS

directors (Proposal No. 1) and for the ratification of Ernst & Young LLP as our independent auditors (Proposal No. 3). Abstentions and broker non-votes (if any) with respect to these proposals will have no effect on the result of the vote.

With respect to the proposals to approve the 2005 LTIP (Proposal No. 2) and the amendment of our Bylaws (Proposal No. 4), brokers or other nominees who are New York Stock Exchange members will not have discretionary voting authority. As a result, if your shares are being voted by a broker or other nominee who is a New York Stock Exchange member, such shares will be voted in favor of (or against) these proposals only if you have provided specific voting instructions to your broker or other nominee. Failure to provide such instructions will result in a broker non-vote.

For purposes of the requirement that the number of votes cast on Proposal No. 2 exceed 50% of our outstanding shares, the New York Stock Exchange takes the position that an abstention will be a “vote cast,” and that a broker non-vote will not be a “vote cast.” Accordingly, we expect to include abstentions and exclude broker non-votes in determining the number of our outstanding shares that have been voted on Proposal No. 2. Otherwise, abstentions and broker non-votes will have no effect on the result of Proposal No. 2. Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 4.

Q:	How will my proxy be voted?
A:	Unless you give other instructions, the persons named as proxies on the enclosed proxy card will vote in accordance with the recommendation of the Board of Directors. Accordingly, if no specification is made, shares properly represented by proxies will be voted “FOR” the election of the nominated directors named on pages 6-7, “FOR” approval of the 2005 LTIP, “FOR” the ratification of the appointment of our auditors and “AGAINST” the amendment of our Bylaws to eliminate our classified board structure.

Q:	How will voting on any other business be conducted?
A:	If any matter other than those currently scheduled to be voted on is properly raised and presented at the Annual Meeting, your vote gives authority to the persons named on the proxy card to vote on any such matter in their discretion. To the extent any other matter is voted on, generally the votes cast in favor of the matter must exceed those cast in opposition in order for the matter to be approved.

Q:	How many votes is each share entitled to?
A:	Each share of Georgia-Pacific common stock is entitled to one vote.

Q:	How do I vote?
A:	You may vote:
■	by attending the Annual Meeting;
■	via the Internet at www.eproxyvote.com/gp;
■	by telephone at 1-877-779-8683 (1-877-PRX-VOTE) as directed on your proxy card; or
■	by completing and mailing your proxy card.

Specific instructions for voting are described on the enclosed proxy card.

Q:	Can I change my vote?

A: Yes. You may revoke your proxy by submitting a new proxy by one of the methods described in the previous question and answer, or by sending a written request to change your vote, which must be received by our Corporate Secretary prior to the Annual Meeting. Giving your proxy does not deprive you of your right to vote in person should you attend the Annual Meeting.

QUESTIONS AND ANSWERS

Q:	Who will tabulate the votes?
A:	EquiServe Trust Company, N.A. will tabulate the votes and act as inspector of election.

Q:	How many votes does Georgia-Pacific need to hold the meeting?
A:	As of the record date, March 1, 2005, 259,839,087 shares of common stock of Georgia-Pacific were outstanding. Accordingly, the total number of possible votes is 259,839,087. A number of votes equal to or greater than a majority of the possible votes, or 129,919,545 (including abstentions and broker non-votes), will constitute a quorum. No business may be transacted at the Annual Meeting without a quorum. If you are present at the Annual Meeting in person or by proxy, or vote by proxy card, telephone or the Internet, you will be considered part of the quorum.

Q:	Is my vote confidential?
A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to EquiServe, and handled in a manner that is designed to protect your privacy. Your vote will not be disclosed except:
■	to EquiServe to permit normal tabulation and certification of the vote;
■	as required by law;
■	if we determine in good faith that a bona fide dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or
■	in the event of a proxy contest, unless all parties to the contest agree to follow our confidentiality policy.

Q:	What does it mean if I get more than one proxy card?
A:	You may receive a proxy card for each account that you have, including shares held by the trustees in our dividend reinvestment plan or any employee benefit plan. Please vote by proxy for all accounts to ensure that all of your shares are voted. The proxy card (or cards) you receive represents all of the shares you are entitled to vote. If you wish to consolidate multiple accounts, please contact EquiServe, at 1-800-519-3111.

Q:	How will shares in Georgia-Pacific employee benefit plans be voted?
A:	This proxy statement is being used to solicit voting instructions from you with respect to shares of our stock that you own, which are held by the trustees of our benefit plans for the benefit of you and other plan participants. Shares held in our benefit plans that are entitled to vote will be voted by the trustees pursuant to your instructions. Shares held in any employee benefit plan that are entitled to vote, but do not vote, will not be counted. You must instruct the trustees to vote your shares by utilizing one of the voting methods described above.

Q:	Who are the proxy solicitors and what are the solicitation expenses?
A:	We have hired Mellon Investor Services LLC to assist us in the distribution of proxy materials and the solicitation of proxies by mail, telephone, facsimile or personal meetings. We will pay Mellon an estimated fee of $20,000, plus reasonable expenses, for its services. Our officers, directors and employees may also assist with solicitation efforts.

We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to our shareholders in accordance with the fee schedule approved by the New York Stock Exchange.

Q:	May I access this year’s proxy statement and annual report via the Internet?
A:	Yes. This Proxy Statement and our 2004 Annual Report, which includes our Form 10-K

QUESTIONS AND ANSWERS

for fiscal year 2004, are available by accessing the Investor Information section under the “About Us” tab on our website at www.gp.com. In addition, most shareholders can elect to receive future proxy statements and proxy cards, annual reports and Form 10-Ks over the Internet instead of receiving paper copies in the mail. Links will be provided to elect this option if you vote over the Internet in accordance with the instructions on your proxy card.

Q:	When are shareholder proposals intended for inclusion in next year’s Annual Meeting Proxy Statement due?
A:	The deadline for receipt of shareholder proposals intended to be included in the proxy statement or otherwise for next year’s annual meeting is the close of business on November 25, 2005. They must be submitted in writing to Douglas P. Roberto, Secretary, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303.

Q:	What if I do not meet the deadline for including a proposal in the proxy statement for next year’s annual meeting?
A:	In accordance with our bylaws, proposals not included in the proxy statement for next year’s annual meeting may still be presented directly at the meeting. However, management will be able to vote proxies in its discretion on any such proposal if we:
■	receive notice of the proposal before the close of business on February 14, 2006, and advise shareholders in the annual meeting proxy statement about the nature of the matter and how management intends to vote on such matter; or
■	do not receive notice of the proposal before the close of business on February 14, 2006.

Notices of intention to present proposals at next year’s annual meeting should be addressed to our Secretary at the address specified above.

Q:	How can shareholders nominate director candidates?
A:	In accordance with our bylaws, shareholders may propose director candidates for consideration by the Board’s Executive and Governance Committee, or nominate persons for election as directors at a meeting, by following the procedures described below under “Corporate Governance – Nominees Recommended by Shareholders.”

Q:	How do I obtain a copy of Georgia-Pacific’s materials related to corporate governance?
A:	Our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, charters of each standing Board committee, Code of Business Conduct and Ethics, and other materials related to our corporate governance are published on the Corporate Governance section of our website at www.gp.com/center/governance. In addition, this information is available in print to any shareholder who requests it by contacting Investor Relations, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia, 30303.

NOMINEES AND DIRECTORS

Proposal No. 1 — Election of Directors

Our Board of Directors is currently comprised of 15 directors, 13 of whom are non-management directors. Our Board of Directors is divided into three classes, with the directors in each class serving for a term of three years and until their successors are elected and qualified. There are five nominees for election to our Board this year. Proxies can be voted for no more than five persons. All of the nominees except Thomas D. Bell, Jr. and Jon A. Boscia have served as directors since our last annual meeting.

The persons named on the enclosed proxy card will vote each properly executed proxy for the election of the nominees named below as directors unless authority to so vote is withheld. If any of these nominees becomes unavailable for election, the Board may substitute another nominee or reduce the number of directors to be elected. In the event the Board names a substitute nominee, the proxy would be voted for the substitute nominee. The Board has no reason to believe that any nominee will be unable or decline to serve as a director. The terms of our remaining directors will continue as indicated below.

Under our Corporate Governance Guidelines, directors are required to retire at the annual meeting of shareholders nearest to their 72nd birthday. In accordance with this policy, James B. Williams (who is a member of the class of directors whose term expires at the Annual Meeting) has submitted his resignation to the Board, effective May 3, 2005. Mr. Williams has served as one of our directors since 1989. We would like to thank Mr. Williams for his years of dedicated service on our Board and for his unwavering commitment to Georgia-Pacific.

If Proposal No. 4 to eliminate our classified board structure is approved, our current directors, including the directors elected at this Annual Meeting, will continue to serve for their elected terms. In other words, the proposed amendments will not shorten the term of any director now serving on our Board or elected to serve on our Board at this Annual Meeting. However, beginning with the annual meeting of shareholders in 2006, directors will be elected for a term expiring at the next annual meeting or until their successors are duly elected and qualified. Thus, if the Bylaw amendments to eliminate our classified board structure are approved, by the 2008 annual meeting of shareholders all directors will be elected annually for a term expiring at the next annual meeting or until their successors are elected or qualified.

NOMINEES AND DIRECTORS

The Board of Directors recommends that shareholders vote FOR the election of the five nominees named below.

CLASS III DIRECTOR NOMINEES, term ends May 2008

JAMES S. BALLOUN, 66, retired Chairman and Chief Executive Officer of Acuity Brands, Inc. (manufacturer of lighting fixtures and cleaning chemicals), a position he held from October 2001 until September 2004. Mr. Balloun has been one of our directors since 1998. Mr. Balloun served as Chairman, Chief Executive Officer and President of National Service Industries, Inc. from 1996 until November 2001 when it spun off Acuity Brands in a tax-free distribution to its shareholders. Mr. Balloun served as a director of McKinsey & Company, Inc. from 1976 until 1996.

Mr. Balloun is also a director of Radiant Systems, Inc. and Wachovia Corporation.

THOMAS D. BELL, JR., 55, Vice Chairman and President and Chief Executive Officer of Cousins Properties Incorporated since January 2001 and January 2002, respectively. Mr. Bell was Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer from September 1999 until January 2000 and Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999.

Mr. Bell is also a director of Cousins Property Incorporated, Lincoln Financial Group, AGL Resources, Inc. and Regal Entertainment Group.

JON A. BOSCIA, 52, Chairman and Chief Executive Officer of Lincoln Financial Group since March 2001 and July 1998, respectively. From January 1998 to March 2001, Mr. Boscia served as President of Lincoln National Corporation.

Mr. Boscia is also a director of Lincoln Financial Group and Hershey Foods Corporation.

ALSTON D. CORRELL, 63, our Chairman and Chief Executive Officer since December 1993 and May 1993, respectively, and President from July 1991 to September 2002, has been one of our directors since 1992.

Mr. Correll is also a director of Norfolk Southern Corporation, Mirant Corporation and SunTrust Banks, Inc.

NOMINEES AND DIRECTORS

JOHN D. ZEGLIS, 57, retired Chairman and Chief Executive Officer of AT&T Wireless Services, Inc., a position he held from December 1999 through November 2004, has been one of our directors since 2001. Mr. Zeglis served as President of AT&T Corporation from December 1997 to January 2000, Vice Chairman from June 1997 to November 1997, Senior Executive Vice President and General Counsel from 1996 to 1997 and Senior Vice President and General Counsel from 1986 to 1996.

Mr. Zeglis is also a director of Helmerich and Payne Corporation and the State Farm Mutual Insurance Company.

CONTINUING DIRECTORS

BARBARA L. BOWLES, 57, Chairman and Chief Executive Officer of The Kenwood Group, Inc. (an equity investment advisory firm) since 1989, has been one of our directors since 2000. Ms. Bowles served as a director of Fort James Corporation from 1997 until the completion of our acquisition of Fort James in 2000. Her current term as a director ends in 2007.

Ms. Bowles is also a director of The Black & Decker Corporation, Wisconsin Energy Corporation, Wisconsin Electric Power Company, Wisconsin Gas Company, Hyde Park Bank of Chicago and Dollar General Corporation.

DONALD V. FITES, 71, retired Chairman and Chief Executive Officer of Caterpillar Inc., a position he held from 1990 until February 1999, has been one of our directors since 1992. His current term as a director ends in 2007.

Mr. Fites is also a director of AK Steel Corporation, Oshkosh Truck Corporation, Unitrin, Inc. and Wolverine World Wide, Inc.

NOMINEES AND DIRECTORS

SIR RICHARD V. GIORDANO, 70, retired Chairman of BG Group plc (oil and gas exploration and production, distributor and seller of gas and gas supported services), a position he held from January 1994 through December 2003, has been one of our directors since 1984 and our Lead Director since November 2002. His current term as a director ends in 2006.

He is also a director of Rio Tinto plc.

DAVID R. GOODE, 64, Chairman and Chief Executive Officer of Norfolk Southern Corporation since October 2004, Chairman, President and Chief Executive Officer from September 1992 until October 2004 and an executive officer of that company since 1985, has been one of our directors since 1992. His current term as a director ends in 2007.

Mr. Goode is also a director of Norfolk Southern Corporation, Norfolk Southern Railway Company, Caterpillar Inc., Delta Air Lines, Inc. and Texas Instruments Incorporated.

KAREN N. HORN, Ph.D., 61, retired Managing Director of Marsh Inc., a position she held from 1999 through 2003, has been one of our directors since 2004. Prior to joining Marsh, Dr. Horn was Senior Managing Director and head of international private banking at Bankers Trust Company; Chairman and Chief Executive Officer of Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Dr. Horn has been one of our directors since 2004. Her current term as a director ends in 2007.

Dr. Horn is also a director of Eli Lilly and Company, Simon Property Group and T. Rowe Price Mutual Funds. She serves as a Director of the U.S.-Russia Investment Fund (a Presidential appointment) and on the Executive Committee of the National Bureau of Economic Research.

M. DOUGLAS IVESTER, 57, President of Deer Run Investments, LLC (an investment management company) since February 2000, has been one of our directors since 1993. Mr. Ivester served as Chief Executive Officer of The Coca-Cola Company from October 1997 to February 2000 and as President and Chief Operating Officer from July 1994 until October 1997. His current term as a director ends in 2006.

Mr. Ivester is also a director of SunTrust Banks, Inc., and S1 Corporation.

NOMINEES AND DIRECTORS

WILLIAM R. JOHNSON, 56, Chairman, President and Chief Executive Officer of H.J. Heinz Company, has been one of our directors since 2004. Mr. Johnson was named President and Chief Executive Officer of H.J. Heinz Company in 1998 and assumed the additional role of Chairman in September 2000. His current term as a director ends in 2007.

Mr. Johnson is also a director of H.J. Heinz Company, Grocery Manufacturers of America, Inc. and Clorox Company.

LEE M. THOMAS, 60, our President and Chief Operating Officer since September 2002 and March 2003, respectively, has been one of our directors since May 2002. Prior to becoming our President and Chief Operating Officer, Mr. Thomas served in a number of management positions with Georgia-Pacific, including President-Building Products and Distribution from March 2002 until September 2002, Executive Vice President-Consumer Products from August 2000 until March 2002, Executive Vice President-Paper and Chemicals from December 1997 until August 2000. His current term as a director ends in 2006.

Mr. Thomas is also a director of Airgas, Inc.

LOUIS W. SULLIVAN, M.D., 71, President Emeritus of Morehouse School of Medicine since July 2002, has been one of our directors since 1993. Dr. Sullivan served as President of Morehouse School of Medicine from January 1993 until July 2002 and as Secretary of the United States Department of Health and Human Services from March 1989 until January 1993. His current term as a director ends in 2006.

Dr. Sullivan is also a director of Bristol-Myers Squibb Company, CIGNA Corporation, United Therapeutics, Inc., Minnesota Mining and Manufacturing Company, BioSante Pharmaceuticals, Inc. and Endovascular Instruments, Inc.

NOMINEES AND DIRECTORS

Compensation of Non-Management Directors

The form and amount of director compensation is determined from time to time by the Executive and Governance Committee and then recommended to the Board for action. Director compensation may take the form of cash, stock and other benefits ordinarily available to directors. Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services to Georgia-Pacific. Generally, the Board seeks to set director compensation at levels that fairly compensate directors for their responsibilities as directors, are consistent with compensation levels at companies of a similar size and nature to Georgia-Pacific, and that align the directors’ interests with the long-term interests of us and our shareholders.

To create a direct linkage with corporate performance and align more closely the long-term interests of shareholders and the Board, it is the policy of the Board that equity-based compensation constitute a meaningful portion of directors’ compensation.

During 2004, each of our non-management directors received compensation consisting of:

■	$40,000 in cash;
■	stock options to purchase shares of Georgia-Pacific stock valued at $40,000 on the date of grant;
■	a restricted stock grant of Georgia-Pacific stock valued at $50,000 on the date of grant; and
■	group term life insurance in the amount of $50,000.

The Chairmen of the Management Development and Compensation Committee and the Finance Committee each received a $10,000 fee for such service. The Chairman of the Audit Committee received a $15,000 fee for such service, and the Chairman of the Executive and Governance Committee received a $20,000 fee for such service.

Directors have the option to defer all or part of the cash compensation payable to them so long as they defer at least $10,000 in each calendar year. The deferred fees (adjusted for investment gains or losses) are paid upon retirement in a single payment or in annual cash payments. A deferral gives a director the option of being paid as if such funds had been invested in shares of Georgia-Pacific stock, a promissory note with a floating interest rate equal to ¾% over the six-month Treasury Bill rate, or a Standard & Poor’s 500 Index Fund.

In 2005, upon the recommendation of the Executive and Governance Committee, the Board terminated the plans under which stock options and restricted stock grants had been issued to directors as part of their compensation, and replaced these plans with a new Outside Director Deferred Stock Unit Plan. Under this plan, beginning in 2005, each non-management director will receive a grant of stock units valued at $90,000 on the date of grant. The value of each stock unit will track the value of a single share of Georgia-Pacific` common stock. Distributions of the stock units to directors will be made in cash upon the termination of a director’s board membership.

Upon the recommendation of the Executive and Governance Committee following its review of market data and other considerations, the Board approved the following compensation for directors for the 2005 fiscal year:

■	$50,000 in cash;
■	an award of deferred stock units valued at $90,000 on the date of grant; and
■	group term life insurance in the amount of $50,000.

During 2005, the Chairmen of the Board’s standing committees will continue to receive the fees described above for their services in such capacities.

CORPORATE GOVERNANCE

We have always believed that strong corporate governance practices help build shareholder value and encourage investment in Georgia-Pacific. Many of our current corporate governance practices were in place long before they were required under the Sarbanes-Oxley Act of 2002 and subsequent changes in Securities and Exchange Commission regulations and New York Stock Exchange listing standards. We regularly examine and reexamine our corporate governance practices to ensure that they continue to serve these purposes and that they are appropriate for GP in light of the complex and demanding business environments in which we operate.

The following discussion highlights various aspects of our corporate governance structure.

Corporate Governance Guidelines

For a number of years, our Board has had in place policies and procedures that address a variety of corporate governance principles, including director independence, director orientation and education, mandatory retirement, evaluation of the chief executive officer, succession planning, composition of the Board and self-assessment of the Board and Board committees. In 2003, our Board adopted our Corporate Governance Guidelines, which embody many of these long-standing practices and incorporate new policies and procedures that have been adopted to strengthen our corporate governance structure. The Guidelines are reviewed by the Executive and Governance Committee on a regular basis. In February 2005, the Committee amended the Guidelines to adopt new and expanded Independence Standards for non-management directors, a copy of which is attached as Appendix A to this Proxy Statement. A copy of our current Corporate Governance Guidelines may be viewed on our website at www.gp.com/center/governance.

Lead Director

In accordance with our Corporate Governance Guidelines, the Chairman of the Executive and Governance Committee, currently Sir Richard V. Giordano, serves as our Lead Director. The Lead Director presides over meetings of the non-management directors and serves as a liaison between the non-management members of the Board and the Chairman of the Board. The Lead Director discusses with the Chairman, to the extent appropriate, matters discussed by the non-management directors in executive session.

Non-Management Directors Meetings

Our non-management directors meet in executive session without management prior to and frequently following each regular meeting of the Board, and the Chairman of the Board or the Lead Director may call for a meeting of non-management directors at any special meeting of the Board. During 2004, our non-management directors met eight times and discussed such topics as management’s performance, succession planning and the recommendations of the Management Development and Compensation Committee regarding our Chief Executive Officer’s compensation.

Independence of Directors

New York Stock Exchange listing standards require listed companies to have a board of directors with at least a majority of independent directors. We have, and have had for many years, a majority of independent directors.

The Board has determined that each current director and each nominee for election, with the exception of Messrs. Correll and Thomas, who are employed by GP, has no material relationship with GP that is inconsistent with a determination that such person is independent within the meaning of our Independence Standards, and each qualifies as

CORPORATE GOVERNANCE

an independent director. The Board based these determinations primarily on a review of the responses of the directors and nominees to questions regarding employment and compensation history, affiliations and family and other relationships, and discussions with the directors and nominees.

Board Meetings

The schedule of Board meetings for each year is set by the Chairman of the Board, in consultation with all of the directors. The Board of Directors met six times in 2004, and Board committees met a total of 24 times in 2004. Average director attendance at all Board and committee meetings was 95%. Each member of the Board attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served in 2004, with the exception of Dr. Sullivan, who attended 71% of the aggregate of all Board meetings and meetings of committees on which he served. We expect, but do not require, directors to attend the annual meeting of shareholders, subject to compelling personal or business commitments. Last year all of our directors, with the exception of Dr. Sullivan, attended the annual meeting of shareholders.

Board Committees

Both the Sarbanes-Oxley Act and the New York Stock Exchange listing standards require us to have an audit committee comprised solely of independent directors, and the New York Stock Exchange standards also require that we have independent compensation and nominating/corporate governance committees. The Board’s standing committees—the Audit Committee, Management Development and Compensation Committee, Finance Committee and Executive and Governance Committee—have long been comprised solely of independent directors. The Board has determined that each member of the Board’s standing committees qualifies as independent within the meaning of our Corporate Governance Guidelines, which reflect applicable Securities and Exchange Commission regulations and New York Stock Exchange listing standards. The Board also has determined that each of Mr. Ivester, the current Chairman of the Audit Committee, Mr. Balloun, Ms. Bowles and Dr. Horn is qualified as an “audit committee financial expert,” within the meaning of Securities and Exchange Commission regulations, and has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

Audit Committee. In 2004, James S. Balloun, Barbara L. Bowles, Karen N. Horn, M. Douglas Ivester (Chairman) and Louis W. Sullivan served as members of the Audit Committee. The Audit Committee met seven times in 2004. The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of our financial statements, the independent auditor’s qualifications and independence, performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements. Among other things, the Audit Committee:

■	prepares the Audit Committee Report for inclusion in the annual proxy statement (the report for 2004 is set forth on page 17 of this Proxy Statement);
■	appoints, evaluates and approves the compensation of our independent auditors;
■	reviews and approves the approach, scope and results of the annual audit, the audit fees and the financial statements;
■	reviews our disclosure controls and procedures, internal accounting controls, information security policies, internal audit function, and corporate policies with respect to financial information;
■	establishes procedures for the receipt, retention and treatment of complaints regarding financial and accounting methods, internal accounting controls and auditing

CORPORATE GOVERNANCE

matters, and oversees investigations into such complaints; and
■	reviews other risks that may have a significant impact on our financial statements.

Ms. Bowles also serves on the audit committees of The Black & Decker Corporation, Wisconsin Energy Corporation and its subsidiary Wisconsin Electric Power Company. Because we consider her service on the audit committees of Wisconsin Energy Corporation’s family of companies to be service to one public company due to the commonality of the issues considered by those committees, the Board has determined that such simultaneous service does not impair Ms. Bowles’ ability to effectively serve on our Audit Committee.

The Audit Committee operates under a charter, a copy of which may be viewed on our website at www.gp.com/center/governance.

Management Development and Compensation Committee. In 2004, Donald V. Fites (Chairman), Sir Richard V. Giordano, William R. Johnson and John D. Zeglis served as members of the Management Development and Compensation Committee. The Committee met six times in 2004. The primary purpose of the Committee is to establish compensation policies and procedures to ensure that we are able to attract and retain high quality leadership and that compensation is appropriate given management performance. The Committee also is responsible for determining the compensation of our Chief Executive Officer, based on an annual evaluation of his performance. Among other things, the Committee:

■	prepares the Compensation Report for inclusion in the annual proxy statement (the report for 2004 is set forth on pages 19-23 of this Proxy Statement);
■	establishes our compensation philosophy and administers all aspects of our compensation program for executive officers;
■	reviews and approves the design of all equity-based and incentive compensation programs, and any other compensation programs in which any of our executive officers participate;
■	reviews and establishes at least annually the base salary levels of all of our executive officers; and
■	reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in the achievement of established goals and objectives, and annually determines our Chief Executive Officer’s compensation level based on this evaluation.

The Management Development and Compensation Committee operates under a charter, a copy of which may be viewed on our website at www.gp.com/center/governance.

Finance Committee. In 2004, Barbara L. Bowles, David R. Goode, M. Douglas Ivester and James B. Williams (Chairman) served as members of the Finance Committee. The Finance Committee met five times in 2004. The primary purpose of the Finance Committee is to review with our senior management and the Board all issues that bear upon our financial strategy and long-term financial performance. Specific duties and responsibilities of the Committee include reviewing on a regular basis:

■	our financial policies, capital structure and indebtedness;
■	our dividend policy;
■	our financial performance standards, and our performance against such standards;
■	the overall status and funding of our pension and other employee benefit plans, including their investment performance;
■	capital expenditures; and
■	policies and procedures governing the use of financial instruments, including derivative instruments.

The Finance Committee operates under a charter, a copy of which may be viewed on our website at www.gp.com/center/governance.

CORPORATE GOVERNANCE

Executive and Governance Committee. In 2004, Donald V. Fites, Sir Richard V. Giordano (Chairman), M. Douglas Ivester and James B. Williams served as members of the Executive and Governance Committee. The Executive and Governance Committee met six times in 2004. The primary purpose of the Executive and Governance Committee is to act on behalf of the full Board between regularly scheduled Board meetings to identify and recommend individuals to the Board for nomination as members of the Board and its committees, and to assist the Board in developing and implementing corporate governance principles. Among other things, the Committee:

■	seeks qualified candidates for directors, reviews the qualifications of potential nominees and makes recommendations concerning them to the Board;
■	reviews the qualifications and performance of each incumbent director prior to the expiration of his or her term;
■	recommends to the Board the structure, composition and functions of the standing committees of the Board;
■	develops and approves corporate governance principles, including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, and periodically reviews those principles;
■	reviews the compensation of, and benefits for, directors; and
■	oversees the annual self-assessment of the Board and each of its committees.

The Executive and Governance Committee operates under a charter, a copy of which may be viewed on our website at www.gp.com/center/governance.

Consideration of Director Nominees

The Board of Directors has delegated to the Executive and Governance Committee the task of seeking qualified candidates for directors, reviewing the qualifications of potential nominees, including the qualifications and performance of each incumbent director prior to the expiration of his or her term, and making recommendations concerning them to the Board. While the Board believes that the Chief Executive Officer also should have direct and substantial input into the process of selecting Board nominees, the Board has the exclusive right to select Board nominees.

The Board believes that candidates for director should have certain qualifications. Our Corporate Governance Guidelines provide that potential directors should possess sound judgment, an understanding of the business issues affecting Georgia-Pacific, integrity and the highest personal and professional ethics. In searching for potential Board nominees, the Committee seeks directors who have a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. The Board believes that its membership should include a diverse group of people with skills in various areas including manufacturing, marketing, finance, public policy and international matters. Potential board nominees should also have an awareness of environmental concerns. In the case of both incumbent and new directors, the Committee seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities. The Committee also must consider whether a nominee is “independent,” based on our Bylaws, regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

The above information is contained on our website at www.gp.com/center/governance. The Board may modify the qualifications for a potential director candidate to be recommended by the Executive and Governance Committee. Please refer to our website for any changes to these qualifications.

The Committee uses its network of contacts to identify potential director candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

CORPORATE GOVERNANCE

This year, Thomas D. Bell, Jr. and Jon A. Boscia are standing for election as directors for the first time. We paid a fee to a professional search firm to assist the Committee in identifying potential nominees, and such firm identified and recommended Messrs. Bell and Boscia. These candidates were then interviewed extensively by our Lead Director and other members of the Board, including our Chief Executive Officer.

Nominees Recommended by Shareholders

The Executive and Governance Committee will consider director candidates recommended by shareholders, provided the procedures set forth below are followed by shareholders in submitting recommendations. The Committee does not alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether the candidate was recommended by a shareholder.

Except as described below, shareholders making nominee recommendations must submit a written notice not less than 60, nor more than 75, days before the applicable shareholders meeting accompanied by:

■	the name and address of the nominating shareholder;
■	a representation that the person making the recommendation is a shareholder;
■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;
■	the class and number of shares held of record, owned beneficially and represented by proxy, by the shareholder, as well as each proposed nominee;
■	the name, age, business and residential address, and principal occupation or employment, of each proposed nominee;
■	a description of all arrangements or understandings between the shareholder and each proposed nominee; and
■	any other information regarding each nominee that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

The Committee may require each proposed nominee to submit reasonable additional information that would help determine his or her eligibility to serve as a director. If less than 70 days notice or prior public disclosure of the meeting is given or made to shareholders, the notice recommending or nominating a director must be received by the 10th day following the date of the notice of the meeting or public disclosure of the meeting.

Shareholder Communications with the Board or Non-Management Directors

Shareholders and any other interested persons (including our employees) who wish to send communications to the Board or communicate directly with our non-management directors may do so by writing to the Board of Directors in care of Douglas P. Roberto, Secretary, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303. Depending on the subject matter, we will:

■	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board generally, to the Lead Director;
■	attempt to handle the inquiry directly where it is a request for information about Georgia-Pacific; or
■	not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.

Complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be addressed to the Chairman of the Audit Committee in care of James F. Kelley, Executive Vice President and General Counsel, at the address specified above.

CORPORATE GOVERNANCE

All communications will be summarized for the Board on a periodic basis and each letter will be made available to any director upon request.

Codes of Ethics

We first established a formal code of business conduct and ethics in 1991, and an ethics hotline in 1992. A copy of our current Code of Business Conduct and Ethics is available on our website at www.gp.com/center/governance. The Code applies to all directors and employees of Georgia-Pacific. During 2003, the Board also adopted a Code of Ethics for Senior Financial Officers, which contains provisions specifically applicable to our Chief Executive Officer, Chief Financial Officer and Vice President and Controller. A copy of the Code of Ethics for Senior Financial Officers is also available on our website at www.gp.com/center/governance. We disclose any amendment to our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers, and any waiver of a provision of either code granted to any executive officer, on our website within five business days following such amendment or waiver.

Director Orientation and Continuing Education

All new directors must participate in an orientation program, which is conducted within two months of their election to the Board. The primary purpose of the orientation program is to familiarize new directors with GP, and consists of presentations by senior management relating to our strategic plans, financial statements, accounting and risk management policies and procedures, compliance programs, codes of ethics and other information that will assist directors in discharging their responsibilities. Directors also receive continuing education from time to time through presentations about GP, new legal and regulatory developments and duties of directors. Directors are encouraged to participate in various non-management director education seminars at our expense.

Self-Assessment

Each year, our Board conducts a self-assessment, that includes each director’s assessment of the effectiveness of the Board and the committees on which he or she serves. These individual assessments of the Board’s overall performance, and assessments of the performance of each committee, are organized and summarized by the Executive and Governance Committee, which reports these assessments at the Board’s meeting held in conjunction with the annual meeting of shareholders. These assessments are discussed by the full Board, with particular focus on business, financial or governance issues that the Board or any of its committees believe need further or increased attention in the future.

Policy Regarding Shareholder Rights Plan

On November 5, 2004, our Board approved an amendment to our Shareholder Rights Plan for the purpose of terminating the plan, effective May 3, 2005. The Board has no current intention to adopt a new shareholder rights plan. The Board’s policy is that it will adopt a shareholder rights plan only if either our shareholders approve the adoption of such a rights plan or the Board, including a majority of the non-management members, in the exercise of its fiduciary duties makes a determination that, under the circumstances existing at the time, it is in the best interests of GP and its shareholders for the Board to adopt a shareholder rights plan without the delay in adoption that would result from seeking shareholder approval.

AUDIT COMMITTEE REPORT

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

The undersigned members of the Audit Committee of the Board of Directors of Georgia-Pacific Corporation have prepared this report for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders. Each member of the Committee satisfies the independence requirements for Audit Committee members prescribed by the applicable rules of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act.

We carry out responsibilities pursuant to our written charter. We oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In fulfilling our oversight responsibilities, we discussed with Ernst & Young LLP, the Company’s independent auditors, their overall approach, scope and plans for the audit of the Company’s 2004 financial statements. At the conclusion of the audit, we met with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting. We also reviewed the Company’s audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

We also reviewed with Ernst & Young LLP its opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended. In addition, we discussed with Ernst & Young LLP their independence from management and the Company; such discussions included matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Throughout the year and prior to the performance of any potential non-audit services we also considered the compatibility of such services with Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the Securities and Exchange Commission.

We have also appointed Ernst & Young LLP to act as the Company’s independent auditors for fiscal 2005.

M. Douglas Ivester, Chairman

James S. Balloun

Barbara L. Bowles

Karen N. Horn

Louis W. Sullivan

February 25, 2005

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The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

INDEPENDENT AUDITOR INFORMATION

We understand the need for our auditors, Ernst & Young LLP, to maintain objectivity and independence in their audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Ernst & Young, our Audit Committee has restricted the non-audit services that Ernst & Young may provide to us primarily to specified tax services and merger and acquisition due diligence and audit services.

The Audit Committee has adopted a policy for it to pre-approve all audit and non-audit services provided by Ernst & Young. Under the policy, the terms and fees for the annual audit engagement are subject to the specific pre-approval of the Audit Committee. The policy also provides that pre-approval is generally provided for detailed, specific types of audit or audit-related services, including work associated with registration statements under the Securities Act of 1933 (for example, comfort letters or consents); statutory or other financial audit work for non-U.S. subsidiaries that is not required for Securities Exchange Act of 1934 audits; assistance and consultation as to questions, comments or inquiries made by the Securities and Exchange Commission or other regulatory agencies; assistance with understanding our internal control review and reporting obligations; review of information systems security and controls in connection with the audit; due diligence services pertaining to potential business acquisitions and dispositions; advice and consultation as to proposed or newly adopted accounting standards and interpretations; financial audits of employee benefit plans; carve-out financial statements and subsidiary audits; compliance letters; and tax compliance services and tax consulting consisting of routine professional services and advice.

In each of the instances described above, the Audit Committee requires engagements exceeding $100,000 (or an aggregate of $300,000 in any quarter for those engagements under $100,000) to be reviewed in advance with the Chairman of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors, provided that the Chairman must report any decisions to pre-approve such audit-related or non-audit services and fees to the full Committee at its next regular meeting.

The following table shows the fees paid or accrued (in thousands) by us for the audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2003.

	2004	2003
Audit Fees(1)	$10,228	$5,760
Audit-Related Fees(2)	1,286	1,433
Tax Fees(3)	182	109
All Other Fees(4)	0	9

Total	$11,696	$7,311

(1)	Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, review of our quarterly financial statements, audit services provided in connection with regulatory filings, including statutory requirements for foreign subsidiaries, and compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.
(2)	Audit-related fees consisted primarily of accounting and internal control consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
(3)	Tax fees principally included fees for tax compliance, tax advice and tax planning services.
(4)	All other fees principally include fees associated with a business continuity project.

COMPENSATION COMMITTEE REPORT

Executive Compensation Philosophy

We continue to design our executive compensation program with the goal of attracting, retaining and rewarding quality people in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented, and is designed to link our strategic business objectives and the enhancement of shareholder returns with the compensation of our managers. We believe that our long-term stock-based incentive compensation plans align the interests of management and shareholders. The Committee has retained Hewitt Associates as an independent consultant to assist the Committee in ensuring that we have the appropriate design and mix of compensation arrangements.

Total Executive Compensation

The primary components of executive compensation are:

■	base salaries;
■	annual cash bonuses for achieving annual corporate and business unit goals; and
■	long-term, stock-based incentives consisting of stock appreciation rights (SARs) and performance rights.

Total executive compensation targets are set by us at approximately the median, or 50th percentile, of compensation practices at a cross-section of United States industrial companies. The general industry compensation comparison group includes approximately 70 companies. They represent a range of industries, and are similar to us in terms of size and complexity of operations. As selected by the Committee, this group includes companies listed in the S&P Forest Products Index, the S&P Paper Products Index and the S&P Household Products (nondurables) Index, as well as companies in other industries. This group is broader than the peer group reflected in the stock price performance graph found elsewhere in this proxy statement because we believe the industrial companies we have selected to be in our compensation peer group compete with us in the hiring and retention of executives.

The mix of these compensation components is determined by market practice, and emphasizes performance-based incentive compensation. For our executive officers, the combination of target annual and long-term incentives is approximately 70% or more of their total compensation targets. The long-term incentive component alone represents over 50% of their total compensation targets. As a result, base salary represents only 30% or less of their target compensation.

Although cash and stock-based incentive compensation targets are set at the market median of these industrial companies, actual compensation levels for our executives will be either below, at or above the market median depending upon our performance. Specifically, compensation levels will vary based on our total shareholder return performance compared to our peers, and our performance against the specific financial measures for the annual incentive plan as approved by the Committee and described below.

Base Salaries. Base salaries of all officers, including the executive officers named in the Summary Compensation Table on page 24, are set at a level approximating median pay for similar positions of the cross-section of United States industrial companies discussed above. There is some variation from the median based on individual performance, contribution to business results, and scope of responsibilities.

Annual Performance Bonuses. The annual bonus component of GP’s total compensation program is designed to provide cash rewards for achieving performance results related to GP’s annual business plan and operating goals.

Under the Short-Term Incentive Plan (STIP), an annual bonus pool is established and funded based

COMPENSATION COMMITTEE REPORT

solely on performance as measured against established business and/or financial goals at different levels of GP’s operating structure. Incentive funding under the STIP depends on the degree to which overall Company and/or business unit results are achieved. Performance targets (discussed below) are set at the beginning of each year by the Committee, with performance above or below these targets resulting in proportionately higher or lower levels of bonus plan funding. Funding levels for each performance measure can range from maximum (200% of target bonus) down to threshold (50% of target bonus) level; however, no funding will occur for a specific measure unless the threshold level of performance is achieved.

Awards payable under the STIP were based on performance against various financial measures established at the beginning of 2004 in support of our 2004 business plan. The primary financial measures used in determining the 2004 STIP awards were Earnings Before Interest and Taxes, Return on Net Assets and Free Cash Flow. Performance goals based on the financial measures were established at the corporate level, division level or regional/facility level as appropriate. Threshold performance goals are set at 80% of target, with maximum performance goals established at 130% of target.

STIP target bonuses were based on a percentage of participants’ base salary and ranged from 35% to 115% for officers and 10% to 35% for all other participants. In general, the bonus pool is allocated to each participant based on the participant’s target bonus and the extent to which GP and/or such participant’s operating group(s) meets the established business and/or financial goals. Forty percent (40%) of the amount allocated to each participant is subject to upward or downward adjustment based on individual performance. However, 40% of each named executive officer’s allocated bonus may be reduced (but not increased) by the Committee, in its discretion. The sum of individual bonuses cannot exceed the total pool available under the funding formula.

For 2004, based on overall Company and/or business unit performance, participants received bonuses that averaged 153% of their target awards. Aggregate bonuses tied to specific business unit performance ranged from 40% - 200% of target awards. Aggregate bonuses tied to overall Company results were 195% of target awards.

Long-Term Equity Incentive Compensation. The long-term incentive component of GP’s total compensation program is designed to deliver rewards in stock and/or cash based on GP’s stock price performance, both in absolute terms and relative to peer companies.

The Long-Term Incentive Plan, or LTIP, gives us the ability to structure incentives for employees that are tied directly to the price performance of our stock. The LTIP authorizes grants of stock options, stock appreciation rights (SARs), restricted stock and performance rights with respect to our stock. The Committee has the authority under the LTIP to determine participation each year, and to set the terms and conditions of any grants and awards. Historically, the Committee has authorized grants to less than 5% of GP’s total employee population.

On February 1, 2004, eligible participants were granted SARs, performance rights, or a combination, with respect to our stock. Each participant has a target award based on his or her salary grade or band. For participants in salary grades 36 and above, 50% of the target award economic value was delivered in SARs that will be settled in stock, with the remaining 50% provided through the performance rights program. Participants in grades 35 and below received only SARs that will be settled in cash.

On February 1, the fair market value of our stock was $28.10. This price fixed the exercise price of the stock and cash SARs. These SARs will expire on January 31, 2014 and will vest and become

COMPENSATION COMMITTEE REPORT

exercisable in substantially equal amounts over three years beginning February 1, 2005.

The performance rights provide for the issuance of stock based on GP’s total shareholder return as compared to our peers in the S&P Forest Products Index, the S&P Paper Products Index and the S&P Household Products (nondurables) Index. The peer group for awards granted in 2004 includes Domtar Inc., International Paper Company, Kimberly-Clark Corporation, Louisiana-Pacific Corporation, MeadWestvaco, The Procter & Gamble Company, Smurfit-Stone Container Corporation, Svenska Cellulosa Aktiebolaget (SCA), Temple-Inland, and Weyerhaeuser.

Depending upon the achieved “relative” total shareholder return, 0% to 200% of the target number of shares may be awarded. Threshold awards equal to 50% of target will be earned when GP’s total shareholder return ranks at the 30th percentile of the peer group. Target awards are earned for ranking at the 50th percentile of the peer group. Maximum awards equal to 200% of target will be earned only when GP ranks at the top of the peer group. Awards for performance between these percentiles will be interpolated on a straight-line basis.

For the three-year performance period ending on December 31, 2004, GP’s total shareholder return of 38.14% ranked at the 63.4th percentile of the peer group. This resulted in payouts equal to 122.16% of target awards.

As discussed elsewhere in this proxy statement, GP is asking shareholders to authorize additional shares for use in future grants under our equity compensation programs. The equity compensation table that follows the share request proposal reflects grants made in 2004 and prior years as well as the 2005 annual grants of SARs and performance rights made by the Committee on February 3, 2005.

Certain Other Benefits. To remain competitive in the market for a high quality management team, GP provides its executive officers, including the Chief Executive Officer, with certain fringe benefits, including accounting and tax preparation services, a car allowance and limited use of corporate aircraft for personal reasons. For additional information regarding fringe benefits made available during 2004 to the executive officers named in the Summary Compensation Table on page 24, please see “Summary Compensation Table.”

Stock Ownership Guidelines

In keeping with the principles outlined earlier in this report, the Committee advocates stock ownership by GP’s executives. The Committee believes that the interests of executives and GP’s shareholders will be more closely aligned if executives own meaningful amounts of GP stock. Accordingly, in January 2001, the Committee adopted stock ownership guidelines regarding the amount of GP stock executive officers should own. Under the guidelines, officers subject to the ownership guidelines are expected, over time, to acquire GP stock worth one to five times base salary, based on their level of responsibility. Unexercised options or SARs and unearned performance rights do not count for purposes of measuring compliance with the ownership guidelines.

The recommended time period for reaching the guidelines is five years. The Committee periodically reviews share ownership levels of those officers subject to the guidelines.

Policy on Expensing Options

In 2003, we adopted Statement of Financial Accounting Standards No. 123’s fair value method of accounting for stock-based compensation, and began expensing stock options. Prior to 2003, we accounted for our stock-based compensation plans under APB Opinion No. 25.

COMPENSATION COMMITTEE REPORT

Policy on Income Tax Deductibility of Executive Compensation

We have generally structured our executive compensation programs with the objective that amounts paid under those programs be tax deductible. The requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, preclude the deductibility of an executive’s compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan that has been approved by shareholders. In line with our objective of complying with the requirements of Section 162(m), our shareholders have approved both the STIP and the 1997 LTIP. However, to maintain flexibility in crafting compensation programs that attract, reward and retain high quality executive officers, the Committee may elect to provide compensation outside of those requirements when it deems appropriate. The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

Chief Executive Officer Compensation

Mr. Correll participates in the compensation programs described in this report. His compensation for 2004 is summarized on the pages that immediately follow this report, and is determined in the same manner as compensation for other participants in these programs.

In April 2004, we increased Mr. Correll’s base salary by 3.1% to $1,275,000. For 2004, we also adjusted his target bonus to equal 115% of base salary (instead of 110% of his salary grade midpoint). Mr. Correll’s long-term incentive target award did not change from the prior year. Under the plans described above, in February 2004 we granted him target awards of 253,650 SARs and 137,250 performance rights. Mr. Correll received a bonus of $2,854,600 under the STIP for 2004. This bonus equals 195% of his target award and is consistent with aggregate bonus levels applicable to all other participants whose incentive was tied to overall Company results.

Our determination of Mr. Correll’s compensation for 2004 considered, among other factors, the following:

■	stock price appreciation that exceeded that of GP’s peer group;
■	earnings, cash flow, and return on net assets performance that exceeded our business plan, with earnings exceeding all market expectations;
■	continued efforts to redirect our focus away from commodities and into consumer/branded products as evidenced by our successful execution of our North American tissue and towel brand repositioning;
■	reducing our debt by almost $2 billion;
■	aggressive leadership and measurable progress in achieving workplace diversity (as evidenced by our receipt of the Catalyst Award in early 2005);
■	building a strong management team and ensuring that the appropriate succession plans are in place;
■	improvements in employee morale (as measured by our annual employee survey);
■	maintaining a safe working environment (2004 was the safest year in GP’s history); and
■	environmental stewardship.

Mr. Correll’s base salary, annual bonus and long-term incentive awards are intended to keep his opportunity for compensation competitive with chief executive officers of comparable companies in the peer group described earlier in this report over the short and long term. We believe the grants of SARs and performance rights to him are consistent with our philosophy of aligning the interests of Mr. Correll with the interests of our shareholders.

COMPENSATION COMMITTEE REPORT

The foregoing report has been furnished by the Management Development and Compensation Committee of Georgia-Pacific’s Board of Directors.

Donald V. Fites, Chairman

Sir Richard V. Giordano

William R. Johnson

John D. Zeglis

March 10, 2005

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The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid in 2004, 2003 and 2002 to our Chief Executive Officer and our four other most highly compensated executive officers.

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options / SARs(#)(3)	Performance Share Target Awards(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Alston D. Correll	2004	1,313,088	2,854,600	138,096	253,650	137,250	7,007,485	11,724
Chairman and Chief	2003	1,236,000	1,063,000	89,663	802,750	257,950	-0-	11,005
Executive Officer	2002	1,236,000	-0-	105,636	450,000	153,050	-0-	11,713
Lee M. Thomas	2004	785,153	1,508,800	27,887	146,500	79,250	2,463,298	17,214
President and Chief	2003	699,538	636,300	33,405	319,500	139,050	-0-	16,639
Operating Officer	2002	598,850	350,000	24,232	103,050	53,800	-0-	7,294
Danny W. Huff	2004	534,384	708,700	53,084	67,600	36,550	1,868,078	11,587
Executive Vice President	2003	497,269	275,900	25,509	157,950	68,750	-0-	10,885
—Finance and Chief	2002	481,923	275,000	23,604	78,150	40,800	-0-	10,082
Financial Officer
David J. Paterson	2004	469,269	640,600	77,801	67,600	36,550	1,474,313	12,060
Executive Vice President	2003	419,077	474,200	39,731	124,650	54,250	-0-	11,885
—Building Products	2002	387,308	260,000	24,033	61,650	32,200	-0-	11,162
James F. Kelley	2004	530,596	626,600	84,624	53,350	28,850	1,474,313	21,299
Executive Vice President	2003	497,269	275,900	71,701	124,650	54,250	-0-	20,274
and General Counsel	2002	484,615	260,000	35,802	61,650	32,200	-0-	12,397

(1)	Reflects bonuses paid under our STIP, as described on pages 19-20.
(2)	Other Annual Compensation consists of annual compensation not properly categorized as salary or bonus, and includes:

		Mr. Correll	Mr. Thomas	Mr. Huff	Mr. Paterson	Mr. Kelley
Accounting and tax preparation fees	2004	$25,000	$3,875	$15,000	$2,650	$5,000
	2003	25,000	11,822	5,000	2,300	15,200
	2002	25,000	5,360	1,800	2,650	6,000
Personal use of company aircraft	2004	63,042	-0-	16,740	51,679	44,892
	2003	40,138	2,953	5,367	23,706	35,656
	2002	52,495	3,783	8,164	7,210	13,537
Automobile allowance	2004	12,515	12,515	12,515	12,515	12,515
	2003	12,515	12,515	12,515	12,515	12,515
	2002	12,515	12,515	12,515	12,515	12,515

(3)	All grants shown for 2004 are SAR grants. In 2003, Mr. Correll received a grant of 210,000 stock options and a grant of 592,750 SAR units. The 2003 grants for Messrs. Thomas, Huff, Paterson and Kelley are all SAR grants. All grants shown for 2002 are stock option grants.
(4)	Reflects the target number of Performance Shares granted at the beginning of the three-year performance period. Actual awards are determined by our three-year relative Total Shareholder Return performance compared to the established peer group. The value of actual Performance Share awards made at the end of each three-year performance period is shown under the LTIP Payouts column of the Summary Compensation Table for the year in which the actual awards were determined.
(5)	Reflects the value of actual performance share awards made at the end of the three-year performance period coinciding with the year noted in the Summary Compensation Table. Because performance results did not meet threshold goals, no awards were earned for the performance periods ending in 2003 and 2002. The total value of unvested restricted shares that were awarded for prior performance periods ending in 2000 and 2001 (based on the December 31, 2004 closing price of Georgia-Pacific common stock on the New York Stock Exchange of $37.48) are: Mr. Correll—$462,653, Mr. Thomas—$158,465, Mr. Huff—$32,382 Mr. Paterson—$32,382, and Mr. Kelley—$70,162.
(6)	All other compensation for 2004 consists of our contributions to the Salaried 401(k) Plan and premiums for term life insurance or TLI:

	401(k)	TLI
Mr. Correll	$-0-	$11,724
Mr. Thomas	9,575	7,639
Mr. Huff	6,150	5,437
Mr. Paterson	7,175	4,885
Mr. Kelley	9,575	11,724

OPTION, SAR AND PERFORMANCE RIGHTS GRANTS

The following table sets forth information concerning Georgia-Pacific stock options / stock appreciation rights (SARs) that were granted to the named executive officers during the fiscal year ended January 1, 2005.

Option / SAR Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted(1)	Percent of Total Options/SARs Granted to Employees in 2004(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($)(3)
Alston D. Correll	253,650	6.9	28.10	1/31/14	2,977,851
Lee M. Thomas	146,500	4.0	28.10	1/31/14	1,719,910
Danny W. Huff	67,600	1.8	28.10	1/31/14	793,624
David J. Paterson	67,600	1.8	28.10	1/31/14	793,624
James F. Kelley	53,350	1.4	28.10	1/31/14	626,329

(1)	The 2004 grants for Messrs. Correll, Thomas, Huff, Paterson and Kelley are all SAR grants that will be settled in stock. Grants vest annually over 3 years at rates of 34%, 33% and 33% on the anniversary date of the grant. In the event of a change of control, these options and SARs become fully vested and are immediately exercisable for the remainder of their term.
(2)	A total of 3,663,000 SARs were granted in 2004, of which, 1,705,000 were SARs that will be settled in stock and 1,958,000 were SARs that will be settled in cash.
(3)	Present value was established by using the Black-Scholes valuation model and is for illustrative purposes only. The actual value, if any, depends on the market value of the underlying stock at a future date. Significant assumptions used for this calculation are shown below:

Volatility	Risk Free Rate of Return	Dividend Yield	Term	Discount for Forfeiture Risk Before Vesting	Discount for Forfeiture Risk After Vesting and Prior to Option Expiration Date
45.0%	4.27%	1.78%	10 yrs	7.75%	10.13%

OPTION, SAR AND PERFORMANCE RIGHTS GRANTS

The following table sets forth information concerning the exercise of Georgia-Pacific stock options / SARs during the fiscal year ended January 1, 2005 by the named executive officers and the aggregate value of Georgia-Pacific stock options / SARs held by the named executive officers as of January 1, 2005.

Aggregated Option / SAR Exercises In

Last Fiscal Year And Fiscal Year-End Option / SAR Values

	Grant Type	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-The- Money Options / SARs($)(1)
Name				Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

Alston D. Correll	Option	166,000-	1,187,330	1,450,450	288,500	14,576,385	5,052,839
	SAR	-0-	-0-	201,535	644,865	4,486,169	11,087,683

Lee M. Thomas	Option	24,000-	174,000-	432,849	52,801	3,905,126	688,524
	SAR	-0-	-0-	108,630	357,370	2,418,104	6,068,136

Danny W. Huff	Option	-0-	-0-	205,399	39,601	1,864,200	516,396
	SAR	52,650	1,010,616-	1,053	171,847	23,440	2,954,626

David J. Paterson	Option	-0-	-0-	96,021	20,345	907,945	265,299
	SAR	-0-	-0-	42,381	149,869	943,401	2,465,396

James F. Kelley	Option	24,000	-197,880	185,687	20,345	1,576,495	265,299
	SAR	30,000	-603,400-	12,381	135,619	275,601	2,331,731
(1)	These amounts represent the difference between the exercise price of the stock options / SARs and the December 31, 2004 closing price of the Company’s common stock on the New York Stock Exchange of $37.48.
(2)	All SARs were granted to these officers in 2004 and are unvested.

The following table sets forth information concerning Georgia-Pacific’s performance-based grants during the fiscal year ended January 1, 2005 to the named executive officers.

Long-Term Incentive Plans — Performance Rights Grants In Last Fiscal Year

Name	Shares(1)	Performance Period Until Payout(2)	Grant Date Present Value($)(3)	Estimated Future Payouts in Shares Under Non-Stock Price Based Plans(4)
				Threshold	Target	Maximum
Alston D. Correll	137,250	December 31, 2006	2,978,325	68,625	137,250	274,500
Lee M. Thomas	79,250	December 31, 2006	1,719,725	39,625	79,250	158,500
Danny W. Huff	36,550	December 31, 2006	793,135	18,275	36,550	73,100
David J. Paterson	36,550	December 31, 2006	793,135	18,275	36,550	73,100
James F. Kelley	28,850	December 31, 2006	626,045	14,425	28,850	57,700
(1)	Performance rights grants pursuant to the 1997 LTIP in January 2004.
(2)	The performance period for each grant began on January 1, 2004 and ends on the date indicated.
(3)	Present value was established by using a valuation method similar to the Black-Scholes option valuation model and is for illustrative purposes only. This valuation approach is intended to reflect a present value on a salary-equivalent basis for target grants, which takes into account, among other things, the risk of not receiving an award if performance thresholds are not achieved (a discount of 16.7%), the potential increase in payout if performance is above target (a premium of 12.5%), the fact that dividends are not paid during the performance period (a discount of 5.4%) and the risk of forfeiting awards upon termination of employment (a discount of 12.9%).

OPTION, SAR AND PERFORMANCE RIGHTS GRANTS

(4)	If the performance goals are met, awards are made in stock at the end of the performance period. The actual amount of any award of stock is determined by our percentile total shareholder return as compared to companies designated by the Management Development and Compensation Committee as peers of Georgia-Pacific for the applicable performance period. For the above grants, those percentile performance targets are:
■	Threshold 30th percentile
■	Target 50th percentile
■	Maximum 100th percentile

When total shareholder return falls between these percentile rankings, the actual shares issued will be determined by interpolation. See “Compensation Committee Report — Long-Term Equity Incentive Compensation” beginning on page 20 for a description of the above grants. Upon the conclusion of the performance period, the payout of the award, if any, will be reported in the Summary Compensation Table.

AGREEMENTS WITH EXECUTIVE OFFICERS

The following summary of the general terms of agreements with our executive officers is subject to and qualified by the complete text of these agreements, forms of which have been filed with or incorporated by reference into our periodic reports under the Securities Exchange Act of 1934.

Change of Control Agreements

We have entered into change of control agreements with each of our executive officers (including the named executive officers listed on page 24), providing for payments and other benefits if an executive’s employment is terminated under certain circumstances following a “change of control”, as defined in these agreements. The payments and other benefits under these agreements are payable only if, during the three-year period following a change of control, the executive is terminated involuntarily other than for “cause” (as defined in the agreements), death or disability, or voluntarily terminates his or her employment for “good reason”, which generally means after:

■	an adverse change in the executive’s position, authority, compensation, benefits, duties or responsibilities; or
■	the executive’s place of work is relocated to a location other than where the executive was employed immediately prior to the change of control.

If, during the three-year period following a change of control, an executive terminates his or her employment for good reason or is terminated involuntarily other than for cause, then in addition to any accrued but unpaid compensation due at the time of such termination the executive will be entitled to receive a lump-sum payment equal to:

■	three times the sum of the executive’s annualized base salary, plus the greater of either the average of the executive’s three most recent annual bonus awards, or his or her target bonus award for the year in which the change of control occurs;

■	any federal excise and related income tax payments payable by the executive as a result of the change of control agreement; and

■	employer contributions, and interest thereon, that would have been made under our Salaried Pension Plan and Salaried 401(k) Plan and under any non-qualified retirement plan.

The executive also will receive medical and welfare benefits for up to three years and up to three years of additional age and service credit under his or her retirement agreement (as described below). Most of our restricted stock and stock option award agreements with our executive officers provide for immediate vesting of the award in the event of a change of control.

Retirement Agreements

We have entered into retirement agreements with each of our executive officers (including the named executive officers listed on page 24) that generally provide for various post-retirement, death and disability benefits. The normal retirement benefit provided under these agreements is an amount equal to 50% of the greater of:

■	the average of the highest cash compensation paid to the executive during a four consecutive year period during the final 10-year period of employment; or

■	the average cash compensation paid to the executive during the final four-year period of employment.

The normal retirement benefit is offset for employer contributions to our Salaried 401(k) Plan (to the extent accrued prior to December 31, 2001) and our Salaried Pension Plan. Benefits under each of these agreements terminate if the executive competes with us, solicits our customers or employees, or discloses our trade secrets or other confidential information.

AGREEMENTS WITH EXECUTIVE OFFICERS

The normal retirement benefits provided under these agreements are paid under one of the following alternatives, at the election of the executive:

■	Alternative 1: Annually for the life of the executive; and annually for the surviving spouse’s life at 50% of the amount payable to the executive; or

■	Alternative 2: Actuarially equivalent amounts to Alternative 1, made in equal monthly payments either for the lives of the executive and the executive’s spouse, or for 120 months.

Benefits under either alternative generally are payable to the executive as follows:

Retirement Age	Minimum Years of Service	Payments Begin at	Proportionately Reduced for Retirement Below
55 to 64	15	Retirement	Age 62
Any age to 64	3	Age 62	*
65+	—	Retirement	—

*	Benefits reduced proportionately for service less than 15 years.

The following table shows the maximum estimated annual benefit payable upon retirement under our retirement agreements before reduction for offsets under our Salaried Pension Plan and our Salaried 401(k) Plan:

Estimated Annual Retirement Benefits Based on Average Compensation

	Years of Service
Average Compensation	5	10	15	20	25
$400,000	$66,667	$133,333	$200,000	$200,000	$200,000
600,000	100,000	200,000	300,000	300,000	300,000
800,000	133,333	266,666	400,000	400,000	400,000
1,000,000	166,666	333,333	500,000	500,000	500,000
1,500,000	250,000	500,000	750,000	750,000	750,000
2,000,000	333,333	666,666	1,000,000	1,000,000	1,000,000
2,500,000	416,666	833,333	1,250,000	1,250,000	1,250,000

AGREEMENTS WITH EXECUTIVE OFFICERS

The table below shows the estimated annual benefits under our retirement agreements with the named executive officers listed on page 24. This table assumes that the retirement occurred as of January 1, 2005 at the normal retirement age of 65, without reduction for offsets provided for in such agreements. Because such benefits exceed the total of such offsetting payments, the amounts disclosed in the table below represent the estimated maximum aggregate benefits payable to the named executive officers under all pension and other retirement plans.

Estimated Annual Retirement Benefit of Named Executive Officers

Based on Average Compensation(1)

	Retirement on January 1, 2005				Retirement at Age 65
	Age	Years of Credited Service	Average Compensation	Annual Benefit	Annual Benefit
Mr. Correll	63	16	$2,782,668	$1,391,334	$1,391,334
Mr. Thomas	60	11	1,160,174	425,397	580,087
Mr. Huff	53	25	812,531	406,266	406,266
Mr. Paterson	50	17	684,348	342,174	342,174
Mr. Kelley	63	11	792,053	290,419	396,027

(1)	Average Compensation, for these purposes, means only base salary (including salary deferred as before-tax contributions to the 401(k) Plan) and annual incentive bonuses, if any, and excludes any other cash or non-cash compensation items; provided, however, that for Mr. Correll Average Compensation includes the value of options granted in 2001 and 2002 of $1,372,400 and $1,000,000, respectively (years in which he received no annual incentive bonus), pursuant to an amendment of Mr. Correll’s Retirement Agreement during 2003.

RELATIONSHIPS AND RELATED TRANSACTIONS

Georgia-Pacific has in place commercial hauling arrangements with Dondor Trucking Company, Inc., which is owned by Donald G. Paul, Sr., the brother of Ronald L. Paul, GP’s Executive Vice President-Wood Products. Dondor Trucking hauls wood chips and transports cores and logs between selected GP facilities and to third party locations at competitive hauling rates. In 2004, GP paid Dondor Trucking a total of $2.75 million for such services.

During 2004, the Audit Committee of the Board of Directors conducted a thorough review, evaluation and assessment of the transactions between GP and Dondor Trucking and determined that the terms of the current business arrangements were comparable to those that would have been reached by unrelated parties in an arm’s-length transaction. The Committee noted that Dondor Trucking’s rates provided, and continue to provide, commercially reasonable rates to GP. The Committee also noted that Mr. Ronald L. Paul had no involvement in arranging or otherwise negotiating contract terms with Dondor Trucking, and has no responsibility for managing this relationship. The Committee concluded that the current arrangements with Dondor Trucking do not constitute an actual conflict of interests, are fair to GP and its shareholders, and are accompanied by appropriate controls designed to protect GP and its shareholders.

John Pugh, Ronald L. Paul’s son-in-law, owns Pugh Enterprises, LLC and South Bay Ace Hardware and Lumber. During 2004, Pugh Enterprises and South Bay Ace Hardware and Lumber purchased approximately $1.0 million of building products from our former building products distribution business, which we sold on May 7, 2004. All such purchases were made in the ordinary course of business and were on terms substantially similar to the terms provided to our other customers.

COMMON STOCK OWNERSHIP

Set forth below is the number of shares beneficially owned, as of March 1, 2005, by persons known to us to be beneficial owners of more than 5% of the outstanding shares of our common stock based on data furnished by such persons. Unless otherwise specifically stated in a Schedule 13G, all such persons have sole voting and investment power with respect to shares listed.

Name	Number of Shares Beneficially Owned*	Percent of Class Beneficially Owned

Barclays Global Investors, NA 45 Freemont Street San Francisco, CA 94105	21,447,808	8.25%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	19,735,900	7.6%

Morgan Stanley & Co., Inc. 1585 Broadway New York, NY 10036	17,369,696	6.68%

Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	17,788,830	6.85%

*	According to Schedule 13Gs filed with the SEC and subject to the qualifications set forth therein.

COMMON STOCK OWNERSHIP

Set forth below is the number of shares of common stock beneficially owned, as of March 1, 2005, by all directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 24, and by all directors and executive officers as a group, based on data furnished by such directors, nominees and executive officers. Unless otherwise specifically stated below, all such persons have sole voting and investment power with respect to shares listed.

	Amount and Nature of Beneficial Ownership
Name	Direct(1) and Profit Sharing Plan(2)	Right to Acquire(3)	Trusteeships and Family Holdings(4)	Total		Percent of Class Beneficially Owned
James S. Balloun	10,181	10,652	2,050	22,883		*
Thomas D. Bell, Jr.	2,000	-0-	-0-	2,000		*
Jon A. Boscia	-0-	-0-	2,000	2,000	(5)	*
Barbara L. Bowles	7,416	19,045	-0-	26,461		*
Alston D. Correll	330,507	1,755,191	94,000	2,179,698		*
Donald V. Fites	19,650	10,652	-0-	30,302		*
Sir Richard V. Giordano	21,469	10,652	-0-	32,121		*
David R. Goode	15,638	10,652	-0-	26,290		*
Karen N. Horn	1,481	-0-	-0-	1,481		*
M. Douglas Ivester	15,818	10,652	-0-	26,470		*
William R. Johnson	3,498	-0-	-0-	3,498		*
Louis W. Sullivan	16,726	10,652	100	27,478		*
Lee M. Thomas	50,098	535,460	-0-	585,558		*
James B. Williams	38,605	10,652	-0-	49,257		*
John D. Zeglis	7,316	10,652	-0-	17,968		*
Danny W. Huff	39,054	267,984	-0-	307,038		*
James F. Kelley	36,512	224,171	-0-	260,683		*
David J. Paterson	49,408	139,350	-0-	188,758		*
All directors and executive officers as a group (26 persons)				4,803,126	(6)	1.85%

*	Less than 1%.

(1)	This column lists unrestricted Common Stock over which each Director or executive officer has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).
(2)	Shares allocated to personal accounts of executive officers under the Georgia-Pacific Corporation Salaried 401(k) Plan and the Georgia-Pacific Corporation Employee Stock Purchase Plan. Plan participants have sole discretion as to voting and, within limitations provided by the plan, investment of shares. Shares are voted by the trustees in accordance with instructions from participants.
(3)	Amounts reflect vested stock options and/or stock SARs and stock options and/or stock SARs that will vest within 60 days of March 1, 2005. If shares are acquired, the Director or executive officer would have sole discretion as to voting and investment.
(4)	The individuals involved share voting and/or investment powers with other people.
(5)	Mr. Boscia was elected to the Board of Directors effective March 7, 2005. His stock holdings reflect his beneficial ownership as of that date.
(6)	Includes an aggregate of 1,013,181 shares of Georgia-Pacific common stock, including restricted stock and stock which may be acquired through the exercise of stock options within 60 days of March 1, 2005, of which our executive officers (other than Messrs. Correll, Thomas, Huff, Paterson and Kelley) have beneficial ownership.

FIVE-YEAR PERFORMANCE GRAPH

The following graph compares the cumulative total return, assuming reinvestment of dividends, on our common stock with that of the S&P 500 Stock Index, the S&P Paper Products Index and the S&P Paper and Forest Products Index for the five-year period ended December 31, 2004. The graph assumes $100 was invested on December 31, 1999 in each of Georgia-Pacific common stock, the S&P 500 companies, the companies in the S&P Paper Products Index and the companies in the S&P Paper and Forest Products Index. The S&P Paper Products Index currently includes Georgia-Pacific, International Paper and MeadWestvaco. The S&P Paper and Forest Products Index currently includes these three companies, as well as Louisiana-Pacific and Weyerhaeuser, each of which is primarily considered to be engaged in the forest products business, a line of business in which we also participate.

	1999	2000	2001	2002	2003	2004
Georgia-Pacific	$100	$62	$57	$33	$65	$81
S&P 500 Index	$100	$91	$81	$62	$80	$89
S&P Paper Products Index	$100	$90	$92	$74	$102	$112
S&P Paper and Forest Products Index	$100	$82	$86	$72	$100	$111

The information contained in the Five-Year Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL TO APPROVE 2005 LONG-TERM

INCENTIVE PLAN

Proposal No. 2 — Approval of Georgia-Pacific Corporation 2005 Long-Term Incentive Plan

The Board of Directors is asking shareholders to approve the Georgia-Pacific Corporation 2005 Long-Term Incentive Plan (the “2005 LTIP”). The Board believes the adoption of a new long-term incentive plan is necessary because our existing long-term incentive plan, the Georgia-Pacific Corporation 1997 Long-Term Incentive Plan (the “1997 LTIP”), expires in 2007 and the number of shares currently available under the 1997 LTIP are insufficient for awards after 2005.

The 2005 LTIP is designed to replace the 1997 LTIP. Accordingly, if the 2005 LTIP is approved at the Annual Meeting, no further shares will be issued under the 1997 LTIP and, in addition to the 8 million shares specifically authorized under the 2005 LTIP, the 2005 LTIP also will be authorized to issue any shares (1) that remain available for grant under the 1997 LTIP as of the Annual Meeting, (2) that are represented by awards granted pursuant to the 1997 LTIP that are cancelled, forfeited, surrendered, terminated or expire unexercised after the Annual Meeting, and (3) that are the excess portion of variable awards that become fixed after the Annual Meeting at less than the maximum amount originally awarded.

We believe it is in the best interest of Georgia-Pacific and its shareholders to continue offering a long-term incentive program to our management-level employees. Proxies solicited on behalf of the Board of Directors will be voted FOR this proposal unless shareholders specify a contrary choice.

The Board of Directors recommends that shareholders vote FOR the 2005 LTIP.

Summary of the 2005 LTIP

A summary of the 2005 LTIP is set forth below. This summary is qualified in its entirety by reference to the full text of the 2005 LTIP which is attached to this proxy statement as Appendix B.

Purpose.    The purpose of the 2005 LTIP is to promote our interests and the interests of our shareholders by attracting and retaining exceptional executives and key employees, motivating employees by means of performance-related incentives to achieve long-range performance goals, and reward employees who contribute to our long-term growth and financial success.

Permissible Awards.    The 2005 LTIP authorizes the granting of awards in any of the following forms:

■	options to purchase shares of stock;
■	restricted or unrestricted shares of stock;
■	performance awards payable in cash, stock or options; and
■	Stock Appreciation Rights (“SARs”).

Limitations on Awards.    As described above, the maximum number of shares of restricted stock, stock options, stock SARs and performance shares that may be granted under the 2005 LTIP is 8 million shares, plus any of the following shares of stock authorized under the 1997 LTIP: (1) shares of stock that remain available for grant as of the Annual Meeting, (2) shares of stock represented by awards that have been cancelled, forfeited, surrendered or terminated or that expire unexercised after the Annual Meeting, and (3) the excess portion of variable awards that become fixed after the Annual Meeting at less than the maximum amount originally awarded. The maximum number of shares with respect to which restricted shares, performance stock awards and/or unrestricted common stock may be granted under the 2005 LTIP may not exceed 35% of the 8 million newly authorized shares under the 2005 LTIP, plus any of the shares under the 1997 LTIP described in the preceding sentence. Additionally,

PROPOSAL TO APPROVE 2005 LONG-TERM

INCENTIVE PLAN

with respect to grants to a single employee during a calendar year, no more than 1,200,000 shares may be issued in connection with stock options and/or stock SARs, no more than 150,000 shares may be issued in the form of restricted stock, and no more than 300,000 shares may be issued in connection with other stock-based performance awards. The maximum aggregate amount payable under any cash-based performance awards granted in any year to an employee is $2,500,000.

Administration.    The 2005 LTIP is administered by the Management Development and Compensation Committee. The Committee has the sole authority to designate participants and determine the type, terms and conditions of awards to be granted.

Stock Options.    The Committee is authorized to grant incentive stock options or non-qualified stock options under the 2005 LTIP. We generally do not grant incentive stock options. The exercise price of an option granted under the 2005 LTIP may not be less than the fair market value of the underlying stock on the date of grant and the exercise period shall not exceed ten (10) years.

Restricted Stock Awards.    The Committee may make awards of restricted stock to participants, subject to such restrictions on transferability and other restrictions as the Committee may deem appropriate.

Performance Awards.    The Committee may grant performance awards that are payable in cash, restricted or unrestricted shares of stock, or stock options. Subject to the specific limitations discussed above under “—Limitations on Awards” above, the Committee has the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards. The extent to which these performance goals are met determines the amount of cash, stock or options that can be received by a participant.

Stock Appreciation Rights (SARs).    The Committee may grant SARs under the 2005 LTIP. An SAR award permits the grantee to receive the appreciation, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of such a share on the date of grant. Payment of any appreciation will be paid in cash (cash SAR), common stock (stock SAR) or a combination of cash and stock as the Committee directs. A cash SAR granted to an employee on a U.S. payroll will be referred to as a deferred SAR, and the payment of any appreciation on a deferred SAR will be made on a date specified in the award agreement or such earlier distribution date as permitted under Section 409A of the Code. The exercise period with respect to any SAR shall not exceed ten (10) years.

Performance Goals.     Each year, the Committee establishes objectively determinable performance goals for awards based on one or more performance criteria. The goals may be particular to an officer or may be based, in whole or part, on the performance of the division, department, line of business, subsidiary or other business unit in which the officer works, or on the performance of Georgia-Pacific generally. The Committee must establish such goals prior to the beginning of the period to which such performance goal relates (or such later date as may be permitted under applicable tax regulations). Any payment of an award granted with performance goals is conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.    No award is assignable or transferable by a participant other than by will or the laws of descent and distribution. However, the Committee may (but need not) permit other transfers where it

PROPOSAL TO APPROVE 2005 LONG-TERM

INCENTIVE PLAN

concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account applicable tax or securities laws. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Change of Control.    Upon the occurrence of a change of control, as defined in the 2005 LTIP, all outstanding awards will become noncancellable, fully vested and exercisable, and all performance goals applicable to an award will be deemed automatically satisfied with respect to the maximum compensation attainable pursuant to such award, so that all of such compensation shall be immediately vested and payable. If, after a change of control, a participant’s employment is terminated for any reason other than death or retirement, his or her options will remain exercisable for a period of 90 days or such longer period as the award agreement may provide, but not beyond the expiration date of the option.

Adjustments.    In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure affecting our common stock, the Committee may make adjustments in the aggregate number and kind of shares reserved for issuance under the 2005 LTIP, in the maximum number of shares that may be granted in any calendar year, in the number, kind and exercise price of shares subject to outstanding awards, and such other adjustments as it may determine to be appropriate to ensure that participants are treated equitably.

Termination and Amendment.    Our Board of Directors may terminate or amend the 2005 LTIP at any time without shareholder approval, but only to the extent that shareholder approval is not required by applicable law or regulation. Shareholder approval is required with respect to any amendment to increase any of the award limitations set forth in the 2005 LTIP, extend the term of the 2005 LTIP, materially change the eligibility provisions, or change the provisions governing the minimum exercise price for options.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant. Unless approved by our shareholders or otherwise permitted by the antidilution provisions of the 2005 LTIP, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Awards to Named Executive Officers and Others

Future awards under the 2005 LTIP will be made at the discretion of the Management Development and Compensation Committee. Consequently, we cannot determine with respect to any particular person or group the awards that will be made in the future pursuant to the 2005 LTIP or their benefits or amounts. For information on awards to certain executive officers under the 1997 LTIP during the most recent fiscal year see “Compensation Committee Report,” “Summary Compensation Table,” and “Option, SAR and Performance Rights Grants in 2004.”

U.S. Federal Income Tax Consequences

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the 2005 LTIP. When the optionee exercises a nonqualified option, however, he or she will

PROPOSAL TO APPROVE 2005 LONG-TERM

INCENTIVE PLAN

realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Performance Awards.    A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Stock Appreciation Rights (SARs).    There will be no federal income tax consequences to the grantee or to us upon the grant of an SAR under the 2005 LTIP. When the grantee exercises an SAR (other than a Deferred SAR), he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant, and we will be allowed a corresponding

PROPOSAL TO APPROVE 2005 LONG-TERM

INCENTIVE PLAN

deduction. Upon exercise of a deferred SAR, the amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant will be credited to a deferred compensation account and the grantee can direct the investment of such amount. Upon the payment date set forth in the award agreement, the grantee will realize ordinary income in an amount equal to the original amount credited to his or her deferred compensation account, as adjusted to reflect any investment earnings or losses, and we will be allowed a corresponding deduction.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides information, as of February 3, 2005, about the shares that may be issued under all of our existing equity compensation plans. Shares that may be issued under the 2005 annual awards granted February 3, 2005 also are reflected in the table. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies that originally granted those options. Footnote 7 to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of February 3, 2005 and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price and Remaining Life of Outstanding Options, Warrants and Rights			(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	11,906,923(1) 1,858,853(2) 124,137(3) N/A	$ $	23.73 26.45 N/A N/A	4.25 yrs. 1.10 yrs. N/A N/A	510,580 -0- -0- 3,842,345	(4)
Equity Compensation Plans Not Approved by Shareholders	156,070(5) N/A		$20.49 N/A	8.00 yrs. N/A	-0- 419,869	(6)
Total	14,045,983				4,772,794

(1)	Issued under the Georgia-Pacific Corporation 1997 Long-Term Incentive Plan. Total options and Stock SARs equal 7,444,890. Total restricted shares and performance shares equal 4,462,033. For purposes of this disclosure, Stock SARs and performance shares are assumed to pay out at the target award level.
(2)	Issued under the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan. No additional awards may be granted under this Plan.
(3)	Issued under the Georgia-Pacific Corporation Outside Directors Stock Plan (1995). No additional awards may be granted under this Plan.
(4)	Issued under the Georgia-Pacific Corporation 2000 Employee Stock Purchase Plan.
(5)	Issued under the Georgia-Pacific Corporation Outside Directors Stock Option Plan (2002). Georgia-Pacific reserved 250,000 shares of common stock for issuance under this plan, which provides for the issuance of non-qualified stock options to non-management directors. Option grants generally vest ratably over a three-year period and expire and cease to be exercisable ten years after the date of grant. No additional awards may be granted under this Plan.
(6)	Issued under the Georgia-Pacific Corporation Non-Qualified Employee Stock Purchase Plan (formerly known as the Georgia-Pacific Tissue 2000 Employee Stock Purchase Plan).
(7)	The table does not include information concerning outstanding options granted under the following equity compensation plans assumed in connection with mergers and acquisitions of the companies that originally established those plans: the Fort James Corporation 1996 Stock Incentive Plan, the Fort James Corporation Stock Option Plan for Outside Directors, the James River Corporation of Virginia 1987 Stock Option Plan, the Fort Howard Corporation Management Equity Plan, the Fort Howard Corporation 1995 Stock Incentive Plan, the Fort Howard Corporation 1996 Executive Share Option Scheme, the Wisconsin Tissue Management LLC Stock Option Plan, and the Unisource Worldwide Stock Option Plan. As of February 3, 2004, a total of 843,980 shares of our common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $27.63 per share and the weighted average remaining life is 2.55 years. No additional options may be granted under those assumed plans.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Proposal No. 3 — Ratification of Independent Auditors

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005. Services provided to us by Ernst & Young in fiscal 2004 are described under “Independent Auditor Information”.

Representatives of Ernst & Young are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and to make such statements as they may desire.

We are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2005. Though ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate governance practice.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent public accounting firm at any time if it determines that such a change would be in the best interests of us and our shareholders.

The Board recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2005.

PROPOSAL TO AMEND OUR BYLAWS

Proposal No. 4 – Proposal to Amend our Bylaws to Eliminate our Classified Board Structure

Description of Amendments Generally

The Board of Directors is submitting for a shareholder vote amendments to Georgia-Pacific’s Bylaws that would provide for annual election of the entire Board. Our Bylaws currently divide the Board into three classes of directors, each of which is elected for a three-year term. This proposal would amend our Bylaws to provide that in future years, all directors would be elected each year at the annual meeting of shareholders. Current directors, including the directors elected at this Annual Meeting, would continue to serve for their elected terms. Thus, beginning with the annual meeting of shareholders in the year 2008, all directors would be elected annually. The proposed amendments are attached as Appendix C to this Proxy Statement and this discussion is qualified in its entirety by reference to Appendix C.

Under our Articles of Incorporation and Bylaws, adoption of these amendments requires the affirmative vote of holders of at least 75% of our issued and outstanding shares.

The Board of Directors recommends that shareholders vote AGAINST approval of these amendments for the reasons set forth below.

Background

Recently, we were notified by one of our shareholders that it intended to present a non-binding proposal at the Annual Meeting that would request that the Board take steps to declassify the Board so that all directors would be elected annually (without affecting the unexpired terms of the existing directors). This proponent believes that a classified board structure limits the ability of shareholders to exercise influence over corporate governance policies and to hold directors accountable. This proponent believes that electing all directors on an annual basis is one of the best methods available to shareholders to ensure that a company is managed in a manner that is in the best interest of shareholders. Some supporters also argue that a classified board structure discourages takeover proposals and proxy contests that could have the effect of increasing shareholder value. This proponent argues that there is broad support for its views, citing the 70% vote, on average, received for shareholder proposals recommending annual elections of all directors at the companies where such proposals were presented during 2004.

Indeed, over the last several years, a number of companies have proposed, and their shareholders have approved, binding proposals to elect all directors annually. In most cases, companies took this step only after the companies had received numerous non-binding shareholder proposals, many of which received majority votes in favor of declassifying the board.

This is the first time we have received a shareholder proposal regarding annual election of directors. Accordingly, your Board of Directors and its Executive and Governance Committee considered carefully the shareholder’s proposal and, in doing so, reviewed the advantages and disadvantages of a classified Board structure generally, as well as the legitimate business purposes served by such a structure at GP specifically. At the end of this analysis, which included consultations with outside legal and governance experts and extensive discussions over the course of several meetings, the Board concluded that our current classified board structure is in the best long-term interests of GP and all of its shareholders.

Although the Board believes that our classified board structure should be retained, the Board also believes that the voice of shareholders should not only be heard on this matter, but that shareholders should make the determination as to whether our classified board structure continues to serve their long-term interests. Accordingly, even though this

PROPOSAL TO AMEND OUR BYLAWS

is the first time a shareholder proponent has asked us to address this issue, the Board determined to voluntarily submit this binding proposal to our shareholders. As a result, the shareholder that planned to present its declassification proposal at the Annual Meeting agreed to withdraw its non-binding proposal from consideration.

Board	Position

The Board’s decision to submit this binding proposal to shareholders is in keeping with our constant efforts to improve our corporate governance structure, which we believe helps build shareholder value and encourages investment in GP. We regularly examine and reexamine our corporate governance practices to ensure that they continue to serve these purposes, and that they are appropriate for GP in light of the complex and demanding business environments in which we operate.

We do not believe that there is a “one size fits all” solution to corporate governance or that one aspect of a company’s corporate governance should be viewed in isolation. We believe that our corporate governance structure should be viewed in its entirety and, most importantly, in context. We strive to tailor our governance to further the long-term interests of GP and all of its shareholders and, as these interests may change over time, we modify our governance accordingly. For example, during 2004 in response to various indications from shareholders that our rights plan – known as a “poison pill” – was not serving the interests of GP and shareholders, the Board reexamined the rights plan and concluded that the plan was no longer necessary. As a result, the Board terminated the rights plan effective May 3, 2005.

The Board urges shareholders to evaluate this proposal in the context of our overall corporate governance structure — including the facts that 11 of our 13 directors are independent, we have had a strong, independent Lead Director since 2002, and our rights plan has been terminated — and to consider how its adoption could affect our governance and shareholder value over the long-term.

The Board believes that our current classified board structure continues to serve the long-term interests of GP and all of its shareholders and should be retained. In particular, the Board asks shareholders to consider that:

■	Classified boards promote continuity, stability and long-term focus that create long-term shareholder value. With a classified board structure, a majority of our continuing directors at any given time has the experience and in-depth knowledge necessary to provide leadership and oversight to our management team. Continuity of experience and perspective are critical to developing, refining and executing long-term strategic plans, particularly for GP, which has multiple lines of business, competes in rapidly changing industries and continues to execute a major shift in its business strategy.

■	We are not alone in our view that companies with staggered boards are better able to create long-term shareholder value. Over 50% of the companies in the S&P 500 have classified board structures. In fact, several studies have found that companies with classified board structures outperform companies with non-staggered boards. Annual elections can encourage directors to focus on shorter-term issues and outcomes, some of which can be inconsistent with building long-term shareholder value.

■

Classified boards provide an opportunity to determine if an unsolicited takeover attempt is adequate and fair.    Classified board structures do not prevent unsolicited takeover proposals. They do help to ensure

PROPOSAL TO AMEND OUR BYLAWS

that a board has sufficient time to evaluate any proposal, consider alternatives and act in the best interests of shareholders. This aspect of the classified board structure is particularly important to a company such as ours that operates in highly cyclical industries that are subject to significant volatility.

Our classified board structure was adopted in 1957, long before classified board structures became an important defense against coercive and unfair takeovers. We continue to believe that a classified board structure is in the best interests of GP and its shareholders and that there is simply no good reason to change a practice that has served GP well for nearly 50 years. We believe it is tailored and appropriate in the context of our overall corporate governance program, and that changing it will damage the Board’s stability and continuity and increase the risks to our financial and business success.

The Board of Directors recommends a vote AGAINST this proposal. Proxies solicited by the Board will be voted AGAINST this proposal unless shareholders specify a contrary choice.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

Other than his or her directorship, the members of our Management Development and Compensation Committee do not have any relationship with Georgia-Pacific, our Chief Executive Officer or any other executive officer of GP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Georgia-Pacific’s directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of Common Stock. Securities and Exchange Commission regulations require that such directors and executive officers furnish to Georgia-Pacific copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of the copies of such reports furnished to GP and written representations that no other reports were required, except as noted below, all of its officers and directors complied with applicable Section 16(a) filing requirements during the fiscal year ended January 1, 2005. The sale by Mr. Steven J. Klinger of 2,500 shares of Georgia-Pacific stock in August 2004 was not reported on a timely-filed Form 4, but such transaction was subsequently reported on Form 4.

March 21, 2005

APPENDIX A

Independence Standards

No director of Georgia-Pacific will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Georgia-Pacific, other than in his or her capacity as a director. In making such determinations, the Board will consider all relevant facts and circumstances, taking into account all applicable laws, regulations and stock exchange listing requirements.

General Standards

When assessing the materiality of a director’s relationships with GP, the Board shall apply the following categorical standards, pursuant to which a director will not be considered independent if:

•	The director is, or has been within the last three years, an employee of GP, or has an immediate family member who is, or has been within the last three years, an executive officer of GP.

•	The director is a current partner or employee of a firm that is GP’s internal or external auditor; has an immediate family member who (i) is a current partner of such a firm or (ii) is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director was, or has an immediate family member who was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on GP’s audit within that time.

•	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of a company where any of GP’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from GP, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Standards for Customer or Supplier Relationships

In addition to these general standards, a director will not be considered independent if the director is an executive officer or employee, or if an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, GP for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

For a business relationship that does not exceed the threshold contained in the preceding standard, the determination of whether such relationship is material, and therefore whether the director is independent, will be made by the directors who satisfy all of GP’s Independence Standards. In the ordinary course of business, Georgia-Pacific from time to time engages in transactions with other

A-1

APPENDIX A

corporations or financial institutions whose officers or directors are also directors of the company. Generally, subject to the preceding standard, the Board does not consider material any customer or supplier relationship between Georgia-Pacific and a director-related company where the provision of goods or services is pursuant to published or tariff rates or terms that are fair and reasonable and at least as favorable to GP as those that may be obtained from unrelated parties.

Standards for Charitable Relationships

For purposes of these Independence Standards, a relationship between Georgia-Pacific and a charitable organization of which a director serves as an executive officer or director will not be considered to be a material relationship if the discretionary charitable contributions that Georgia-Pacific (including the Georgia-Pacific Foundation) has made to such charitable organization in any of the last three fiscal years are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues for such year.

For a charitable relationship that exceeds the threshold contained in the preceding standard, the determination of whether such relationship is material, and therefore whether the director is independent, will be made by the directors who satisfy all of these Independence Standards. If it is determined that the charitable relationship is not material, the Board will explain in Georgia-Pacific’s next annual proxy statement the basis for such determination.

As used herein, the term “Georgia-Pacific” or “GP” means Georgia-Pacific Corporation and all of its consolidated subsidiaries. The term “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who share such director’s home.

February 3, 2005

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APPENDIX B

GEORGIA-PACIFIC CORPORATION

2005 LONG-TERM INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS, FEBRUARY 3, 2005

APPENDIX B

i

APPENDIX B

ii

APPENDIX B

iii

APPENDIX B

GEORGIA-PACIFIC CORPORATION

2005 LONG-TERM INCENTIVE PLAN

1.    ADOPTION AND PURPOSE

Georgia-Pacific Corporation (the “Company”) hereby adopts this Georgia- Pacific Corporation 2005 Long-Term Incentive Plan, which was approved by its Board of Directors on February 3,, 2005 subject to further approval by the Company’s shareholders (the “Plan”). The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional executive personnel and other key employees for the Company and its Subsidiaries (as defined below), (b) motivating such employees by means of performance-related incentives to achieve long-range performance goals and (c) enabling such employees to participate in the long-term growth and financial success of the Company.

2.    DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

(a)    Award.    “Award” means, individually or collectively, a grant under this Plan of Options, Restricted Shares, Performance Awards, and/or SARs. The issuance of Options, Restricted Shares, shares of unrestricted Common Stock, SARs and/or cash pursuant to an Award or the taking of any other action mandated under the terms and conditions of an Award, shall not be deemed to be a new Award for any purpose under this Plan (including, but not limited to, Section 16).

(b)    Award Agreement.    “Award Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

(c)    Board.    “Board” means the Board of Directors of the Company.

(d)    Cause.    “Cause” shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the deliberate and willful violation of any corporate policy or regulation) which could reasonably be expected to expose the Company to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Company or any of its Subsidiaries.

(e)    Change of Control.    “Change of Control” shall have the meaning specified in Section 11(b).

APPENDIX B

(f)    Code.    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)    Committee.    “Committee” means the Management Development and Compensation Committee of the Board of Directors of the Company, as constituted from time to time, or such subcommittee of that body as the Committee shall specify to act for the Committee with respect to this Plan. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, shall be “independent” within the meaning of Section 303A (Corporate Governance Standards) in the NYSE listed Company Manual, and shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors.

(h)    Common Stock.    “Common Stock” means the Company’s common stock, par value $0.80 per share.

(i)    Company.    “Company” means Georgia-Pacific Corporation, a Georgia corporation headquartered in Atlanta, Georgia.

(j)    Effective Date.    “Effective Date” means the effective date of this Plan as defined in Section 16.

(k)    Employee.    “Employee” means a common law employee of the Company or a Subsidiary (including, without limitation, any Company or Subsidiary officer).

(l)    Exchange Act.    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(m)    Fair Market Value.    “Fair Market Value” means, on any date, the mean between the high and low sales prices of a share of Common Stock on that date as reported in The Wall Street Journal, New York Stock Exchange—Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. If the date of determination is not a trading date on the New York Stock Exchange, Fair Market Value shall be determined using the high and low sales prices of a share of Common Stock on the next preceding trading date. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

(n)    Incentive Stock Option.    “Incentive Stock Option” has the meaning specified in Section 5(a).

(o)    Non-Qualified Stock Option.    “Non-Qualified Stock Option” has the meaning specified in Section 5(a).

APPENDIX B

(p)    Option.    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option as defined in this Plan.

(q)    Participant.    “Participant” means an Employee who has been designated as such by the Committee pursuant to this Plan.

(r)    Performance Goals.    “Performance Goals” means, with respect to any Performance Period, one or more objective performance goals based on one of more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common Stock; (ii) market share; (iii) sales; (iv) return on equity, assets or capital; (v) economic profit (economic value added); (vi) total shareholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share; (x) cash flow; (xi) customer satisfaction; (xii) operating profit; or (xiii) any combination of the foregoing. Such Performance Goals may be particular to an Employee or may be based, in whole or part, on the performance of the division, department, line of business, Subsidiary or other business unit, whether or not legally constituted, in which the Employee works or on the performance of the Company generally.

(s)    Performance Award.    “Performance Award” shall have the meaning specified in Section 5(b).

(t)    Performance Period.    “Performance Period” means the period of service designated by the Committee applicable to a Performance Award during which the Performance Goals will be measured.

(u)    Plan.    “Plan” means the Georgia-Pacific Corporation 2005 Long-Term Incentive Plan as described in this plan document.

(v)    Plan Year.    “Plan Year” means the calendar year.

(w)	Prior Plan. “Prior Plan” means the Georgia-Pacific Corporation Long-Term Incentive Plan (formerly known as the Georgia-Pacific Corporation/Georgia Pacific Group 1997 Long-Term Incentive Plan)

(x)    Restricted Shares.    “Restricted Shares” shall have the meaning specified in Section 5(c).

(y)    Restriction Period.    “Restriction Period” means a Performance Period and/or any other period during which full ownership of compensation contemplated in an Award remains subject to a substantial risk of forfeiture pursuant to the terms and conditions of that Award.

(z)    Subsidiary.    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise, unless the applicable Award Agreement specifies a higher ownership percentage.

(aa)    SAR.    “SAR” has the meaning specified in Section 5(d).

(ab)    SAR Unit.    “SAR Unit” means a bookkeeping entry maintained by the Company on the Company’s books and records for each share of Common Stock with respect to which a Participant has a SAR.

APPENDIX B

3.    ELIGIBILITY

Any Employee designated by the Committee (in its sole discretion) as a Participant under this Plan will be eligible to receive an Award specified by the Committee in accordance with this Plan. A non-Employee director of the Board will be eligible to receive an Award specified by the Board in accordance with this Plan.

4.    STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN; LIMITATIONS

(a)    Applicable Stock.    The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares reacquired by the Company, including shares purchased on the open market.

(b)    Plan Limitations.    Subject to adjustment in accordance with the provisions of Sections 4(d) and 9, the total number of shares of Common Stock with respect to which Awards of Options, Restricted Shares, SARs, Performance Awards, and/or unrestricted Common Stock may be granted under this Plan may not exceed 8,000,000 shares, plus any of the following shares of Common Stock authorized under the Prior Plan: (A) shares of Common Stock that remain available for grant as of May 3, 2005, (B) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered or terminated or which expire unexercised; or (C) the excess portion of variable Awards which become fixed at less than their maximum limitations. The maximum number of shares with respect to which Restricted Shares, Performance Awards (to the extent settled in shares of restricted or unrestricted Common Stock), and/or unrestricted Common Stock may be granted under this Plan may not exceed 35% of the total shares authorized under this Section 4(b).

(c)    Individual Limitations.    Subject to adjustment in accordance with Section 9, and subject to Section 4(b), (i) the total number of shares of Common Stock with respect to which Awards of Options may be granted in any Plan Year to any Employee shall not exceed 1,200,000 shares, (ii) the total number of Restricted Shares which may be granted in any Plan Year to any Employee shall not exceed 150,000 shares, (iii) the total number of Performance Award shares which may be granted in any Plan Year to any Employee shall not exceed 300,000 shares, (iv) the value of any Performance Awards payable in cash that may be granted in any Plan Year to any Employee shall not exceed $2,500,000 (as determined on the date the Award is granted), and (v) the total number of shares of Common Stock with respect to which Awards of SARs may be granted in any Plan Year to any Employee shall not exceed 1,200,000 shares.

(d)    Calculation Procedures.    For purposes of calculating the total number of shares of Common Stock available under this Plan for grants of Awards, (i) the grant of an Award of Options, Restricted Shares, SARs or a Performance Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award, (ii) subject to the provisions of Sections 4(b) and 4(c), there shall again be available for Awards under this Plan all of the following: (A) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered or terminated or which expire unexercised; and (B) the excess portion of variable Awards which become fixed at less than their maximum limitations. and provided further that in no event shall the aggregate number of shares issued or delivered pursuant to the exercise of Incentive Stock Options exceed 8,000,000 shares.

APPENDIX B

5.    AWARDS UNDER THIS PLAN

Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees to whom Awards shall be granted and the type, terms and conditions of such Awards. As the Committee may determine, the following types of Awards may be granted under this Plan to Employees:

(a)    Options.    An Award consisting of a right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, not to exceed a maximum of ten (10) years, and subject to such other terms and conditions, all as the Committee may determine. Such Options may be Non-Qualified Stock Options or Incentive Stock Options. The exercise price for an Award of Options (whether or not they are Incentive Stock Options) may not be less than 100% of the Fair Market Value of the Common Stock on the grant date. The terms and conditions for an Award of Incentive Stock Options must otherwise comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time. Non-Qualified Stock Options are not intended to satisfy the Code requirements for Incentive Stock Options and need not meet such requirements. Each Stock Option granted as an Award under this Plan shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that Option.

(b)    Performance Awards.    An Award granted to an Employee consisting of the right to receive cash, shares of Common Stock, Options or Restricted Shares that are not to be issued to the Employee until after the satisfaction of the related Performance Goals during the related Performance Period. Such Awards shall be subject to the following conditions and procedures:

(i) Administration. Performance	Awards may be granted to Employees either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the Performance Goals which must be met for the Award to be paid and the amount of cash and/or the number of shares of Common Stock, Options and/or Restricted Shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded. Each such Performance Award shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that Award.

(ii)	Payment of Award. After the end of a Performance Period, the degree to which the Performance Goals related to such Performance Period have been met shall be determined by the Committee. If the Performance Goals are not met, no compensation shall be issued pursuant to the Performance Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and authorize the payment of the amount of cash or issuance of the number of shares of Common Stock, Options and/or Restricted Shares as contemplated under the affected Performance Award in accordance with the related Award Agreement. Authorized payments shall be made no later than 2 ½ months after the end of the taxable year in which the Performance Period ends.

APPENDIX B

(iii)	Further Restriction Period. At the discretion of the Committee, a Performance Award may provide for deferral of vesting and/or transfer rights with respect to all or some of the incidents of ownership of the compensation contemplated in the Award based on the satisfaction of terms and conditions in addition to the attainment of the stated Performance Goals during the related Performance Period over a further Restriction Period following the Performance Period. In such a case, such vesting and/or transfer rights with respect to the affected incidents of ownership shall be postponed until the Committee certifies that the additional conditions have been timely met and authorizes such vesting and/or transfer. Such acts by the Committee shall not be deemed to be a new Award.

(c)    Restricted Shares.    An Award consisting of a transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, for such Restriction Period as the Committee may determine. Restrictions on an Award of Restricted Shares may include the attainment of specified Performance Goals during a designated Performance Period having a minimum duration of at least one year, the continued employment of the Participant for at least three years (during which Awards may vest incrementally), or a combination of such restrictions and/or of other delayed vesting conditions; provided that in no event may the minimum duration of such Restriction Period be waived except in the case of death, disability, termination of employment or a Change of Control. If the issuance, vesting and/or transfer of ownership of Restricted Shares granted under this Plan is contingent upon the attainment of Performance Goals during a designated Performance Period, the Award shall also be considered a Performance Award and shall be subject to the provisions of Section 6(b) as well as those of this Section 6(c). Awards of Restricted Shares under this Plan shall be subject to the following conditions and procedures:

(i)	Issuance of Stock Certificates. At the time specified for issuance of the Restricted Shares under the applicable Award Agreement, the stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that the Restricted Shares are subject to the restrictions, terms and conditions provided in this Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(ii)	Status of Restricted Shares. Restricted Shares which have been issued in accordance with an Award Agreement shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

(iii)

Participant Rights With Respect to Issued Restricted Shares.    The Participant will have the right to vote issued Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such

APPENDIX B

Restricted Shares; except that (A) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (C) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (D) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (E) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares.

(d)    SARs.    An Award granted to an Employee consisting of the right to receive the appreciation, if any, in the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on date of grant, multiplied by the number of SAR Units exercised by the Employee. The exercise period with respect to any SAR granted pursuant to the Plan shall not exceed a maximum of ten (10) years. Each SAR shall designate whether the payment of any such appreciation to an Employee shall be paid in cash (“Cash SAR”), in shares of Common Stock (“Stock SAR”), or in a combination of cash and Common Stock. Each Cash SAR that is granted to an Employee paid on a U.S. payroll shall be referred to as a “Deferred SAR” and shall be deemed to provide deferral of compensation subject to the provisions of Section 409A of the Code. A Deferred SAR shall provide that the payment of any appreciation to such Employee will be made on the specified date set forth in the Award Agreement, or such earlier distribution date as permitted under Section 409A of the Code. Each SAR granted as an Award under this Plan shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that SAR.

6.    OTHER TERMS AND CONDITIONS

(a)    Assignability; Designation of Beneficiaries.

(i)

Prohibition on Transfer.    An Award shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by a Participant (whether voluntarily or involuntarily) to any party, nor may any award be subject to attachment or garnishment by any creditor or a Participant; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Participant (but subject to Section 6(m) of this Plan), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Awards, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Award that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Award or the rights represented thereby, whether

APPENDIX B

voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer an Award, the Award shall terminate and be of no force or effect. Notwithstanding anything in this Section 6(a)(i) to the contrary, the Committee in its sole discretion may (but need not) permit transfers of Awards in other situations where the Committee concludes that such transferability (A) does not result in accelerated taxation, (B) does not cause any Option intended to be an Incentive Stock Option to fail to meet the statutory requirements for such Options referenced in Section 5(a), and (C) is otherwise appropriate and desirable, taking into account the impact on the Participant and the Company of applicable tax laws and/or securities laws as applied to transferable Awards.

(ii)	Designation of Beneficiaries. Notwithstanding anything in Section 6(a)(i) to the contrary, a Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under an Award granted under this Plan (the extent permitted under the applicable Award Agreement). A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. Such a designation (or modification of designation) shall be made in writing, and filed with the office of the Company designated in the Award Agreement. If a Participant fails to designate a beneficiary, then Section 6(a)(i) will apply.

(b)    Award Agreement.    Awards made pursuant to the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to all the terms of this Plan. The Award Agreement will state the characteristics of the Award and all terms and conditions applicable to the Award, provided that the provisions of this Plan which apply to an Award Agreement will be deemed incorporated in such agreement regardless of whether they are specifically reiterated in the text of the Award Agreement. Whenever an Employee is granted an Award under this Plan, the Plan Administrator shall have the responsibility to provide to the designated Participant an Award Agreement governing the particular Award executed on behalf of the Company.

(c)    Rights as a Shareholder.    Except as otherwise specifically provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

(d)    No Obligation to Exercise.    The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e)    Payments by Participants.    No payments or contributions are required to be made by Participants in this Plan other than such payments as may be required under an applicable Award Agreement, as specified by the Committee. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U. S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock

APPENDIX B

with a Fair Market Value on the date of delivery to the Company equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(f)    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, (ii) delivering to the Company shares of Common Stock then owned by the Participant or (iii) such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment of such taxes and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(g)    Restrictions on Exercise.    No Option or SAR may be exercisable on or after the date which is the tenth anniversary of the date such Option or SAR was granted.

(h)    Surrender of Options.    The Committee, in its sole discretion, may incorporate one or more provisions in any Option granted under this Plan to allow a Participant to surrender his/her Option in whole or part in lieu of the exercise of all or part of that Option or in payment of any amounts due the Company upon the exercise of such Award. Such provision(s) may specify that the Committee may authorize such surrender after the grant, but before the exercise, of any such Option.

(i)    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(j)    Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(k)    Unfunded Plan.    Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan

APPENDIX B

shall constitute an “unfunded” plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any subsidiary to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

(l)    Legends.    In addition to any legend contemplated by Section 5(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(m)    Company’s Retirement and Welfare Plans.    The value of compensation under this Plan will not be included as “compensation” for purposes of computing the benefits payable to any participant under the Company’s retirement plans (both qualified and non- qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit. No compensation paid pursuant to any Award under this Plan will constitute “annual management incentive bonuses” for purposes of calculating benefits under any Executive Retirement Agreement covering any Employee.

(n)    Forfeitures.    Notwithstanding anything in this Plan to the contrary, to the extent permitted by applicable law:

(i)	Violations of Company Policies. Any Award under this Plan may be reduced by the Committee (including reduction to zero) in the event that it determines (in its sole discretion) that any act (or failure to act) by the Participant or the business unit for which the Participant is responsible constitutes a deliberate violation of the Company’s standing corporate policies (as in effect from time to time) and/or a violation of federal, state or local statutes or regulations. The Company policies considered for this purpose will include in particular (but without limitation) the Company’s Code of Business Conduct and its antitrust, safety and environmental policies.

(ii)	For Cause Termination. If the Committee (in its sole discretion) determines that a Participant has been terminated for Cause, all of such Participant’s outstanding Awards under this Plan (whether or not vested under the terms of the applicable Award Agreement) shall terminate as of the Participant’s date of termination.

(o)    Requirement of Employment.    To be entitled to receive the benefit of an Award under this Plan, a Participant must remain in the employment of the Company or its Subsidiaries through the end of the applicable Performance Period or further Restriction Period; provided, however, that the Committee may provide for partial or complete vesting of Awards upon such events (e.g., in the case of retirement, death or disability) as it deems equitable in its sole discretion.

APPENDIX B

(p)    Code Section 162(m).    Except where the Committee deems it in the best interest of the Company, the Committee shall use its best efforts to grant Awards under this plan which will qualify as “performance based compensation” under Code Section 162(m) or under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company for the full amount of the compensation paid with respect to such Awards.

7.    PLAN ADMINISTRATION

(a)    Committee as Plan Administrator.    This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise expressly required by this Plan, the Committee shall have the complete authority and absolute discretion to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member’s own willful misconduct or lack of good faith.

(b)    Delegation.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) to identify Participants under this Plan, (ii) to make or adjust Awards under this Plan or (iii) in any way which would jeopardize this Plan’s qualification under Section 162(m) of the Code.

(c)    Determinations Final.    All determinations and decisions made by the Committee, the Board and any delegate of the Committee appointed in accordance with Section 7(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

8.    AMENDMENTS AND TERMINATION

(a)    Authority to Amend or Terminate.    Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation.

(b)    Awards Previously Granted.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that:

(i)	except to the extent the Committee deems necessary to comply with the requirements of Section 409A of the Code, such amendment, modification or termination shall not,

APPENDIX B

without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been vested, exercised, cashed in or otherwise settled on the later of the effective date or execution date of such amendment or termination;

(ii)	except as otherwise provided in Section 9 of this Plan or approved in advance by the Company’s shareholders, the term of an outstanding Option or SAR may not be extended, and the exercise price of an outstanding Option or SAR may not be reduced, directly or indirectly, whether through direct amendment to the exercise price, through cancellation and replacement of the Option or SAR, or otherwise; and

(iii)	except as otherwise permitted by Section 409A of the Code, such amendment, modification or termination shall not accelerate the payment date under any Award constituting nonqualified deferred compensation subject to the provisions of Section 409A of the Code.

(c)    Limitations.    Notwithstanding the foregoing, no amendment may, without the approval of the shareholders of the Company, (i) increase any of the grant limitations under Section 4 of this Plan, (ii) extend the term of this Plan, (iii) materially change the eligibility provisions of the Plan, or (iv) change the provisions governing the minimum exercise price for Options or SARs.’

9.    CORPORATE RESTRUCTURING

(a)    No Bar to Corporate Restructuring.    The existence of this Plan or outstanding Award under this Plan shall not affect in any way the right or power of the Company or its shareholders (i) to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, (ii) to issue bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, to dissolve or liquidate the Company, (iii) to sell or transfer all or part of its assets or business or (iv) to effect any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Capital Readjustments/Award Modifications.    The Awards under this Plan involving Common Stock will be made in shares of the Common Stock as constituted on the date the Award is granted, but shares of stock actually issued in connection with an Award shall reflect the adjustments (if any) with respect to the Common Stock in connection with such Award contemplated in this Section 9(b). In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and exercise price of shares subject to outstanding Awards and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Participants are treated equitably as a result of any such event. Any such adjustment may provide for the elimination of fractional shares. Any shares accruing to outstanding Awards as a result of any adjustment under this Section 9(b) will be subject to the same restrictions (and have the same terms and conditions) as the Awards to which they accrue.

APPENDIX B

10.    NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

11.    CHANGE OF CONTROL

(a)    Special Rights Upon Change of Control.    Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below:

(i)	Lapse of Restrictions; Acceleration of Exercise and/or Vesting. All restrictions relating to the exercise or vesting of any Award shall automatically lapse and any time periods relating to the exercise or vesting of any Award shall automatically be accelerated so that all such Awards may be immediately exercised and shall be vested in full immediately before the date of such Change of Control; and all Performance Goals applicable to any Award shall be deemed automatically satisfied with respect to the maximum compensation attainable pursuant to all such Awards, so that all of such compensation shall be immediately vested and payable as of the date of such Change of Control;

(ii)	Extended Exercise Period. Following a Change of Control, if a Participant’s employment terminates for any reason other than retirement or death, any Options and Stock SARs held by such Participant may be exercised by such Participant until the earlier of ninety (90) days after the termination of employment or the expiration date of such Options and Stock SARs, provided, however, that this provision shall not reduce the exercise period otherwise authorized under the applicable Award Agreement; and

(iii)	Awards Non-Cancellable. All Awards shall become non-cancellable.

(b)    Definition of “Change of Control”.    A “Change of Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i)	Acquisition of Stock. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 11(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who on the Effective Date is the beneficial owner of 20% or more of the Outstanding Company Voting Securities; (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A), (B) and (C) of Section 11(c)(iii);

APPENDIX B

(ii)	Change in Board Membership. Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board; or

(iii)	Shareholder-Approved Reorganization, Merger or Consolidation. Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (ii) of this Section 11(b)) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.; or

(iv)	Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

12.    GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Georgia.

APPENDIX B

13.    CAPTIONS

Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

14.    RESERVATION OF SHARES

The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The final and unappealable inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company’s counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

15.    SAVINGS CLAUSE

This Plan is intended to comply in all aspects with applicable law and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

16.    EFFECTIVE DATE AND TERM

The effective date (the “Effective Date”) of this Plan shall be May 3, 2005. If shareholder approval is not obtained on or before May 3, 2006, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted; provided, however, that notwithstanding anything in this sentence to the contrary, except as otherwise provided in Section 9 of this Plan, the exercise price of any Award of Options granted under this Plan may not be reduced.

APPENDIX C

BYLAW AMENDMENTS

ARTICLE II

DIRECTORS

SECTION 1.    Number, Election and Term of Office.

1.	The proposed amendments to Article II, Section 1(A) of Georgia-Pacific’s Bylaws have been marked by striking through the text to be deleted and underlining the text to be added:

(A) Number	of Directors. The business and affairs of the Corporation shall be managed and controlled by or under the authority of its Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The exact number of directors comprising the Board of Directors shall be fixed from time to time by resolution of the Board of Directors or by the affirmative vote of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a separate voting group. ~~The directors shall be divided into three (3) classes, each composed, as nearly as possible, of one-third of the total number of directors. In the event that the number of directors shall not be evenly divisible by three (3), the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. The term of office of each director shall be three (3) years; provided, that, of those directors initially elected in classes, the term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting of shareholders subsequent to the initial election of directors in classes, directors shall be elected for a full term of three (3) years to succeed those whose terms expire. When the number of directors is increased and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next election of directors~~ At the 2005 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of shareholders; at the 2006 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of shareholders; at the 2007 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of shareholders; and at each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders.

2.	The proposed amendments to Article II, Section 1(B) of Georgia-Pacific’s Bylaws have been marked by striking through the text to be deleted:

(B) Special	Voting Rights. Anything in this Section 1 of this Article II to the contrary notwithstanding, if and whenever any class or series of capital stock of the Corporation shall

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APPENDIX C

have the exclusive right, voting as a separate voting group, to elect one or more directors of the Corporation, the term of office of all directors in office when such voting rights shall vest in such class or series (other than directors who were elected by vote of another class or series of capital stock) shall terminate upon the election of any new directors at any meeting of shareholders called for the purpose of electing directors~~; and, while such voting rights are vested in any class or series of capital stock, the directors shall not be divided into classes, and the term of office of each director elected shall extend only until the next succeeding annual meeting of shareholders~~.

3.	The proposed amendments to Article II, Section 1(C) of Georgia-Pacific’s Bylaws have been marked by striking through the text to be deleted:

(C)	Election of Directors Following Termination of Special Voting Rights. Upon the termination of the exclusive right of one or more classes or series of capital stock, voting as a separate voting group, to vote for directors, the term of office of all such directors then in office shall terminate upon the election of any new directors at a meeting of the shareholders then entitled to vote for directors, which meeting may be held at any time after the termination of such exclusive right and which meeting, if not previously called, shall be called by the Secretary of the Corporation upon written request of the holders of record of ten percent (10%) of the aggregate voting power of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors. ~~At such election and thereafter, unless and until a class or series of capital stock shall again have the exclusive right, voting as a separate voting group, to vote for directors, the directors shall again be divided into three (3) classes, as hereinabove provided, the term of office of each to be three (3) years; provided, that the terms of office of those initially elected in classes shall be as hereinabove provided.~~

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GLASS GOLD

Georgia-Pacific

Georgia-Pacific Corporation 133 Peachtree Street, NE Atlanta, Georgia 30303

PROXY

GEORGIA-PACIFIC CORPORATION

Proxy Solicited by the Board of Directors For Annual Meeting May 3, 2005

The undersigned hereby appoints (i) A.D. Correll, James F. Kelley and Douglas P. Roberto, jointly and severally, proxies with full power of substitution and with discretionary authority to vote, as directed below, all shares of common stock of GEORGIA-PACIFIC CORPORATION owned of record by the undersigned, and which the undersigned is entitled to vote, and/or (ii) Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Salaried 401(k) Plan and the Georgia-Pacific Corporation Hourly 401(k) Plan (the “Plans”), to vote in person or by proxy, as directed below, all shares of common stock of GEORGIA-PACIFIC CORPORATION allocated to any accounts of the undersigned under the Plans, in each case at the 2005 Annual Meeting of Shareholders to be held in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., Atlanta, Georgia 30303, on May 3, 2005 at 11:00 a.m., Eastern Time, and any postponements or adjournments thereof.

Election of Directors

Nominees in Class III:

01) James S. Balloun

02) Thomas D. Bell, Jr.

03) Jon A. Boscia

04) Alston D. Correll

05) John D. Zeglis

Change of Address:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

SEE REVERSE

SIDE

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date, sign and return this proxy in the accompanying envelope if you are voting by mail.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

ADMISSION TICKET

ANNUAL MEETING OF SHAREHOLDERS

If you plan to attend the 2005 Annual Meeting of Shareholders, please mark the appropriate box on the reverse side of the attached Proxy Card. The meeting will be held on Tuesday, May 3, 2005, in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., Atlanta, Georgia 30303. The meeting will begin promptly at 11:00 a.m., Eastern Time.

TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

AGENDA:

PROPOSAL TO ELECT FIVE DIRECTORS

PROPOSAL TO APPROVE THE GEORGIA-PACIFIC CORPORATION 2005 LONG-TERM INCENTIVE PLAN

PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS, ERNST & YOUNG LLP, AS AUDITORS FOR OUR 2005 FISCAL YEAR

PROPOSAL TO AMEND OUR BYLAWS TO ELIMINATE OUR CLASSIFIED BOARD STRUCTURE

TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

Please mark votes as in this example.

7654

This Proxy, when properly executed, will be voted as directed. If no instructions are specified, this proxy will be voted “FOR ALL” nominees named in Proposal 1 and “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4 and in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. However, if no instructions are specified for voting of your shares that are held by the trustees of our benefit plans, the trustees will not vote such shares.

The Board of Directors recommends a vote for Proposals 1, 2 and 3 and a vote against Proposal 4.

FOR WITHHELD

1. Election of Directors (see reverse)

For, except vote withheld from the following nominee(s):

2. Proposal to approve the Georgia-Pacific Corporation 2005 Long-Term Incentive Plan.

FOR AGAINST ABSTAIN

3. Proposal to ratify the appointment of our independent auditors, Ernst & Young LLP, as auditors for our 2005 fiscal year.

4. Proposal to amend our Bylaws to eliminate our classified board structure.

FOR AGAINST ABSTAIN

Change of address on reverse side.

I plan to attend the Annual Meeting.

SIGNATURE (S)

DATE

This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Receipt of the Notice of Meeting, Proxy Statement and Annual Report is hereby acknowledged.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

GEORGIA-PACIFIC CORPORATION 133 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30303

Georgia-Pacific Corporation

Proxy Solicited by the Board of Directors for Annual Meeting of Shareholders—May 3, 2005

IF YOU WISH TO VOTE BY Telephone OR INTERNET PLEASE READ THE INSTRUCTIONS BELOW

Georgia-Pacific Corporation encourages you to take advantage of convenient ways to vote your shares for matters to be considered at the 2005 Annual Meeting of Shareholders. Please take the opportunity to use one of the three convenient voting methods described below to cast your ballot.

VOTE BY PHONE — 1-877-779-8683 (1-877-PRX-VOTE)

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located above and then follow the simple instructions provided to you by the automated Vote Voice.

VOTE BY INTERNET — www.eproxyvote.com/gp

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site.You will be prompted to enter your Control Number, which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark and sign as your name appears on the attached proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the shareholder is a corporation, the office of the person signing should be indicated.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year, when the materials are available, we will send you an e-mail with instructions that will enable you to review these materials on-line. To sign up for this optional service, visit www.econsent.com/gp

IF YOU VOTE BY PHONE OR USE THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY. THANK YOU FOR VOTING.

133 Peachtree Street NE (30303-1847) P.O. Box 105605 Atlanta, Georgia 30348-5605 (404) 652-4000

To:	Participants in the Georgia-Pacific Group Stock Fund of the Georgia-Pacific Corporation Salaried 401(k) Plan and the Georgia-Pacific Hourly 401(k) Plan (the “Plans”):

In connection with the 2005 Annual Meeting of Shareholders of Georgia-Pacific Corporation to be held on May 3, 2005, enclosed are proxy materials with respect to shares allocated to you under the Plans.

Pursuant to the provisions of the Plans, Vanguard Fiduciary Trust Company, the Trustee under the Plans, cannot vote your allocable shares of Georgia-Pacific Corporation common stock on the matters to be acted on at the Annual Meeting without your specific voting instructions. Accordingly, in order for your allocable shares to be voted at the Annual Meeting, please provide voting instructions by one of the three voting methods set forth on the enclosed proxy card (and outlined below) to cast your ballot:

VOTE BY PHONE – Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located on the enclosed proxy card and follow the simple instructions provided to you by the automated Vote Voice.

VOTE BY INTERNET – Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site (www.eproxyvote.com/gp). You will be prompted to enter your Control Number, which is located on the enclosed proxy card, to obtain your records and create an electronic ballot.

VOTE BY MAIL – Mark and sign your name as it appears on the enclosed proxy card and return it promptly in the enclosed, self-addressed, postage-paid envelope

We urge you to provide your voting instructions promptly so that the Trustee may vote the shares allocable to you under the Plans in accordance with your wishes. If no instructions are specified for voting of your allocable shares under the Plans, the Trustee will not vote your shares.

Very truly yours,

Date: March 21, 2005
Douglas P. Roberto Secretary